                                                                     Exhibit 2.1

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                            STOCK PURCHASE AGREEMENT

                           dated as of March 25, 1998

                                  by and among

                                  ACE LIMITED,
                           a Cayman Islands company,


                                  CAT LIMITED,
                      a Bermuda company limited by shares,

                                      and

                 THE SHAREHOLDERS OF CAT LIMITED LISTED HEREIN



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                               TABLE OF CONTENTS
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                        ARTICLE I  CERTAIN DEFINITIONS

SECTION 1.01    Certain Definitions.........................................   2

                      ARTICLE II  STOCK PURCHASE AND SALE

SECTION 2.01    Purchase and Sale of Shares.................................   7
SECTION 2.02    Closing.....................................................   7
SECTION 2.03    Consideration...............................................   7
SECTION 2.04    Delivery of Shares by Sellers; Payment......................   8
SECTION 2.05    Net Book Value Adjustment...................................   8
SECTION 2.06    Material Adverse Effect.....................................  10

  ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

SECTION 3.01    Corporate Organization......................................  12
SECTION 3.02    Authority...................................................  12
SECTION 3.03    Capital Structure...........................................  13
SECTION 3.04    Subsidiaries................................................  14
SECTION 3.05    Financial Statements........................................  14
SECTION 3.06    Absence of Certain Changes..................................  15
SECTION 3.07    Certain Fees................................................  15
SECTION 3.08    No Defaults.................................................  15
SECTION 3.09    Governmental Consents.......................................  16
SECTION 3.10    Compliance with Applicable Law..............................  16
SECTION 3.11    Derivatives.................................................  16
SECTION 3.12    Contracts...................................................  16
SECTION 3.13    Taxes.......................................................  18
SECTION 3.14    Litigation..................................................  19
SECTION 3.15    Title to Properties; Leases.................................  19
SECTION 3.16    Certain Agreements..........................................  19
SECTION 3.17    U.S. Assets.................................................  20
SECTION 3.18    Employees...................................................  20
SECTION 3.19    Intellectual Property.......................................  21
SECTION 3.20    Takeover Statutes...........................................  21
SECTION 3.21    Environmental Matters.......................................  21
SECTION 3.22    Insurance Matters...........................................  22
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SECTION 3.23    Liabilities and Reserves....................................  23
SECTION 3.24    Spin-Off of Enterprise......................................  23
SECTION 3.25    Acquisition of Hamilton.....................................  23
SECTION 3.26    Interested Party Transactions...............................  23

           ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

SECTION 4.01    Ownership of Shares.........................................  24
SECTION 4.02    Organization of Certain Sellers.............................  24
SECTION 4.03    Authority...................................................  24
SECTION 4.04    No Defaults.................................................  24
SECTION 4.05    Consents and Approvals......................................  25
SECTION 4.06    Certain Fees................................................  25

          ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01    Corporate Organization......................................  25
SECTION 5.02    Authority...................................................  25
SECTION 5.03    Governmental Consents.......................................  26
SECTION 5.04    Financing...................................................  26
SECTION 5.05    Investment..................................................  26
SECTION 5.06    Litigation..................................................  26
SECTION 5.07    No Defaults.................................................  26
SECTION 5.08    Certain Fees................................................  27

                             ARTICLE VI  COVENANTS

SECTION 6.01    Conduct of Business.........................................  27
SECTION 6.02    Public Announcements........................................  30
SECTION 6.03    Termination and Waiver of Certain Arrangements..............  30
SECTION 6.04    Indemnification; Insurance..................................  31
SECTION 6.05    Access to Information.......................................  31
SECTION 6.06    Reasonable Best Efforts.....................................  32
SECTION 6.07    Spin-Off....................................................  32
SECTION 6.08    Option Agreement............................................  32
SECTION 6.09    Acquisition of Hamilton.....................................  32
SECTION 6.10    Employee Benefits...........................................  33
SECTION 6.11    Taxes.......................................................  33

                                  ARTICLE VII
                           CONDITIONS TO THE CLOSING

SECTION 7.01    General Conditions..........................................  34
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SECTION 7.02    Conditions to the Company's and the Sellers' Obligations....  34
SECTION 7.03    Conditions to the Purchaser's Obligation....................  35

                         ARTICLE VIII  INDEMNIFICATION

SECTION 8.01    Survival of Representations, Warranties and Covenants.......  36
SECTION 8.02    Obligations of Seller.......................................  36
SECTION 8.03    Obligations of the Purchaser................................  37
SECTION 8.04    Procedure...................................................  37
SECTION 8.05    Exclusivity.................................................  38
SECTION 8.06    Subrogation.................................................  38

                            ARTICLE IX  TERMINATION

SECTION 9.01    Termination.................................................  38
SECTION 9.02    Procedure and Effect of Termination.........................  39

                      ARTICLE X  MISCELLANEOUS PROVISIONS

SECTION 10.01   Amendment and Modification..................................  39
SECTION 10.02   Waiver of Compliance; Consents..............................  39
SECTION 10.03   Severability and Validity...................................  39
SECTION 10.04   Expenses and Obligations; No Right to Set-Off...............  40
SECTION 10.05   Parties in Interest.........................................  40
SECTION 10.06   Additional Agreements.......................................  40
SECTION 10.07   Notices.....................................................  40
SECTION 10.08   Governing Law...............................................  41
SECTION 10.09   Consent to Jurisdiction; Jury Trial; Venue..................  41
SECTION 10.10   Counterparts................................................  42
SECTION 10.11   Headings....................................................  42
SECTION 10.12   Release of Claims...........................................  42
SECTION 10.13   Entire Agreement; Assignment................................  42
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


                           STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 25th day of March, 1998 by and among ACE Limited, a Cayman Islands company (the "Purchaser"), CAT Limited, a Bermuda company limited by shares (the "Company"), and the shareholders of the Company listed in Exhibit A hereto (the "Sellers").

     WHEREAS, the Sellers are the owners of all of the Company's issued and outstanding Common Shares, par value $1.00 per share (the "Shares").

     WHEREAS, on the terms and subject to the conditions of this Agreement, the Sellers desire to sell, and the Purchaser desires (either directly or through one or more of its Subsidiaries) to purchase, all of the Sellers' right, title and interest in and to the Shares.

     WHEREAS, prior to the date of this Agreement, the board of directors of the Company has declared a dividend to distribute to its shareholders and certain employees all shares of capital stock of Enterprise Reinsurance Holdings Corporation ("Enterprise"), and possibly a de minimis amount of cash in lieu of shares or fractions thereof of Enterprise, held by the Company not previously delivered to such Persons upon the exercise of options or other contractual rights held by them (such distribution, option exercises and cash payments are together referred to herein as the "Spin-Off") and immediately prior to the Closing (as defined herein) the Company shall have consummated the Spin-Off.

     WHEREAS, as a condition and inducement to Purchaser entering into this Agreement and incurring the obligations set forth herein, Purchaser and certain other parties have agreed, subject to certain conditions, to enter into the Option Agreement, substantially in the form of Exhibit B hereto, pursuant to which, among other things, such other parties have granted to the Purchaser the option to purchase twenty-nine (29%) percent (or 290,000 shares) of the total issued and outstanding capital stock of Enterprise.

     WHEREAS, as a condition and inducement to Purchaser entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, each of the Option Holders (as defined herein), have executed and delivered to the Company a letter, in the form of Exhibit C-1 hereto, pursuant to which, among other things, the Option Holders have agreed to the cancellation of their options to purchase Shares in consideration of the payment set forth herein.

     WHEREAS, as a condition and inducement to Purchaser entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, each of the Equity Award Unit Holders (as defined herein) have executed and delivered to the Company a letter, in the form of Exhibit C-2 hereto, pursuant to which, among other things, the Equity Award Unit Holders have agreed to the cancellation of their equity award units in consideration of the payment set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     SECTION 1.01 Certain Definitions. Certain capitalized terms used in this Agreement shall have the meaning set forth below:

     "Adjusted Year-End Net Book Value" means $407,067,506.

     "Affiliate" of a party means any Person or entity controlling, controlled by, or under common control with such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Agreement" has the meaning set forth in the Recitals to this Agreement.

     "Arbitrator" has the meaning set forth in Section 2.05(a).

     "Business Day" means any day other than a Saturday, a Sunday, or a bank holiday in the Cayman Islands, Bermuda or in the state of New York in the United States of America.

     "Catastrophe" means any event occurring after the date hereof and on or prior to the Closing Date that would reasonably be expected to be designated to be a "catastrophe" by the Property Claims Services Group, Inc. or Sigma, a publication of Swiss Reinsurance Company.

     "Closing" has the meaning set forth in Section 2.02.

     "Closing Balance Sheet" has the meaning set forth in Section 2.05(a).

     "Closing Date" has the meaning set forth in Section 2.02.

     "Closing Net Book Value" has the meaning set forth in Section 2.05(a).

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Company" has the meaning set forth in the Recitals to this Agreement.

     "Company Actuarial Analyses" has the meaning set forth in Section 3.22(b).

     "Company Liabilities" has the meaning set forth in Section 3.05(c).

     "Company Options" has the meaning set forth in Section 3.03(a).

     "Confidentiality Letter" means collectively the confidentiality letters between the Purchaser and the Company, dated February 25, 1998 and March 6, 1998.

     "Consent" has the meaning set forth in Section 3.09.

     "Contract" has the meaning set forth in Section 3.12(a).

     "D&O Insurance" has the meaning set forth in Section 6.04(b).

     "Derivative Financial Instruments" has the meaning set forth in Section
3.11.

     "Determination Date" has the meaning set forth in Section 2.05(c).

     "Disclosure Letter" means the letter, dated as of the date hereof, from the Company to the Purchaser regarding certain matters related to this Agreement.

     "Dollars" or "$" means United States dollars.

     "Employee Benefit Plan" means each benefit plan maintained or contributed to by the Company or with respect to which the Company may have any liability, which provides (or is intended to provide) benefits to the employees of the Company (or other service providers to the Company), including, without limitation, each pension, retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance, medical or hospitalization program, sickness, accident, disability or death benefit program or any other fringe benefit arrangement.

     "Enterprise" has the meaning set forth in the Recitals to this Agreement.

     "Enterprise Financial Statements" has the meaning set forth in Section 3.05(a).

     "Enterprise Stockholders' Agreement" means the Stockholders' Agreement dated as of January 17, 1997, as amended, among the Company, Enterprise, Morgan Stanley, Dean Witter, Discover & Co. (as successor to Morgan Stanley Group Inc.), Employers Reinsurance Corporation, The Chubb Corporation and the Persons identified on the signature pages thereof.

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     "Enterprise Stockholders' Agreement Amendment" has the meaning set forth in
Section 6.08.

     "Environmental Law" means any Law which relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials.

     "Equity Award Unit Holder" means the individuals or entities listed under the heading "Equity Award Unit Holder" on Exhibit G hereto.

     "Escrow Agent" means The Bank of New York or such other entity reasonably acceptable to the parties hereto, as escrow agent under the Escrow Agreement.

     "Escrow Agreement" means the escrow agreement substantially in the form of Exhibit D hereto.

     "Escrow Amount" means the sum of (i) $20 million, (ii) any additional amounts pursuant to Section 2.03(c), and (iii) any additional amounts pursuant to Section 2.06.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Financial Statements" has the meaning set forth in Section 3.05(a).

     "GAAP" means generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).

     "Governmental Authority" means any governmental, quasi-governmental, judicial, or regulatory agency or entity or subdivision thereof with jurisdiction over the Company, the Sellers or the Purchaser or any of their respective Subsidiaries or any of the transactions contemplated by this Agreement.

     "Hamilton" has the meaning set forth in Section 3.25.

     "Indemnified Parties" has the meaning set forth in Section 6.04(a).

     "Initial Payment" has the meaning set forth in Section 2.03(b).

     "Instrument" has the meaning set forth in Section 5.07.

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     "Intellectual Property" has the meaning set forth in Section 3.19.

     "Latest Balance Sheet" has the meaning set forth in Section 3.05(c).

     "Law" means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

     "Lien" means any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security title of a purchase money creditor or conditional vendor, and any easement, right-of-way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

     "Loss" or "Losses" means any and all losses, liabilities, costs, Taxes, penalties, fines and expenses (including reasonable expenses for attorneys, accountants, consultants and experts), damages, obligations to third parties, expenditures, proceedings, judgments, settlements, awards or demands that are imposed upon or otherwise incurred, suffered or sustained by the relevant party.

     "Material Adverse Effect" has the meaning set forth in Section 2.06.

     "Minister" has the meaning set forth in Section 3.09.

     "Net Book Value Difference" has the meaning set forth in Section 2.05(c).

     "Net Book Value Increase" has the meaning set forth in Section 2.05(c).

     "Net Book Value Shortfall" has the meaning set forth in Section 2.05(c).

     "Non-Third Party Claim" has the meaning set forth in Section 8.04(d).

     "Option Holder" means the individuals or entities listed under the heading "Option Holder" on Exhibit G hereto.

     "Option Shares" has the meaning set forth in the Option Agreement attached hereto as Exhibit B hereto.

     "Permits" means all permits, authorizations, approvals, registrations, licenses, certificates or variances granted by or obtained from any federal, state, local or foreign governmental, administrative or regulatory authority.

     "Permitted Liens" means (i) Liens for Taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (ii) statutory Liens of landlords and mortgagees of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet more than thirty (30) days overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP; (iii) leases or subleases, easements, rights-of-way, other Liens, covenants and consents which do not interfere materially with the ordinary conduct of the business of the Company or detract materially from the value of the property to which they attach or materially impair the use thereof to the Company; and (iv) Liens granted by the Company to lenders pursuant to credit agreements in existence on the date hereof.

     "Person" shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

     "Per Share Price" means the quotient of (A) the Initial Payment divided by
(B) 2,431,583.

     "Proceeding" means any action, suit, demand, claim or legal, administrative, arbitration or other alternative dispute resolution proceeding, hearing or investigation.

     "Purchase Option" has the meaning set forth in the Option Agreement attached hereto as Exhibit B.

     "Purchase Price" has the meaning set forth in Section 2.03(a).

     "Purchaser" has the meaning set forth in the Recitals to this Agreement.

     "Purchaser Ancillary Agreements" has the meaning set forth in Section 5.02.

     "Purchaser Indemnified Parties" has the meaning set forth in Section 8.02.

     "Real Property" has the meaning set forth in Section 3.15.

     "Schedule 3.12(b) Contract" has the meaning set forth in Section 3.12(c).

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended.

     "Seller Ancillary Agreements" has the meaning set forth in Section 4.03.

     "Seller Indemnified Parties" has the meaning set forth in Section 8.03.

     "Sellers" has the meaning set forth in the Recitals to this Agreement.

     "Sellers Representative" has the meaning set forth in Section 2.05(a).

     "Shareholders' Agreement" has the meaning set forth in Section 3.08.

     "Shares" has the meaning set forth in the Recitals to this Agreement.

     "Spin-Off" has the meaning set forth in the Recitals to this Agreement

     "Subsidiary" means, with respect to a specified Person, each corporation, partnership or other entity in which the specified Person owns or controls, directly or indirectly through one or more intermediaries, fifty percent (50%) or more of the stock or other interests having general voting power in the election of directors or Persons performing similar functions or rights to fifty percent (50%) or more of any distributions. For purposes of this definition, (i) Hamilton shall be deemed a Subsidiary of the Company and (ii) Enterprise and its Subsidiaries shall not be deemed Subsidiaries of the Company.

     "Tax" or "Taxes" means any Bermuda, United States federal, state, local, foreign or other income, capital stock, employees' income withholding, foreign Person withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer or other tax, including any interest, penalties or other additions to tax in respect to the foregoing, whether disputed or not.

     "Third Party Claim" has the meaning set forth in Section 8.04(a).

     "Voting Debt" has the meaning set forth in Section 3.03(b).

                                  ARTICLE II
                            STOCK PURCHASE AND SALE

     SECTION 2.01 Purchase and Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing each Seller shall convey, assign, transfer and deliver to the Purchaser, and the Purchaser shall acquire and accept from each Seller, all of such Seller's right, title and interest in and to the Shares.

     SECTION 2.02 Closing. Subject to the satisfaction of the conditions to closing set forth in Article VII of this Agreement, the closing of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Appleby, Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda or such other place as the parties shall agree at 9:00 a.m. on April 1,

1998, or at such other time or on such other date as the parties to this Agreement shall agree (the "Closing Date").

     SECTION 2.03 Consideration. (a) In consideration of the transfer of the Shares to the Purchaser in accordance with this Agreement, the Purchaser shall pay to the Sellers the sum of $640,851,461 (the "Purchase Price"), as such amount may be adjusted pursuant to Section 2.05.

     (b) On the Closing Date, the Purchaser shall (i) pay to the Sellers an amount of cash (the "Initial Payment") equal to $640,851,461 less 84.0033856% of the Escrow Amount and (ii) deposit in escrow with the Escrow Agent the Escrow Amount.

     (c) If the Closing does not occur on or before April 22, 1998 due solely to the failure by the Company or the Sellers to satisfy their respective obligations set forth in Section 7.03 of this Agreement, the Escrow Amount shall be increased by $10,000,000.

     (d) On the Closing Date, the Company shall pay to each Equity Award Unit Holder and Option Holder an amount of cash equal to (A) the product of (i) the number of equity award units or options, as the case may be, set forth opposite such holder's name on Exhibit G hereto and (ii) the Per Share Price, minus (B) the aggregate base price or option price, as the case may be, set forth opposite such holder's name on Exhibit G hereto. Such amount shall be paid by wire transfer of immediately available funds to the accounts designated in writing by each Equity Award Unit Holder and Option Holder three Business Days prior to the Closing Date.

     (e) The Initial Payment shall be allocated among the Sellers in proportion to their respective holdings of Shares as set forth in Exhibit A hereto.

     SECTION 2.04 Delivery of Shares by Sellers; Payment. (a) At the Closing, each Seller shall deliver to the Purchaser one or more certificates representing, in the aggregate, the number of Shares set forth opposite the name of such Seller in Exhibit A hereto plus any additional Shares acquired prior to Closing as a result of the exercise of any stock option, duly endorsed in blank for transfer or accompanied by duly executed stock powers, signatures guaranteed, in form reasonably acceptable to the Purchaser and its counsel.

     (b) At the Closing, the Purchaser shall (i) deliver to the Escrow Agent the Escrow Amount and (ii) pay by wire transfer in immediately available funds to the account designated in writing by each Seller three Business Days prior to the Closing Date such Seller's portion of the Initial Payment as set forth in
Section 2.03(b).

     SECTION 2.05 Net Book Value Adjustment. (a) Subject to Section 2.05(b) below, as promptly as practicable, but no later than 25 days after the Closing Date, the Company shall cause to be prepared and delivered to The Morgan Stanley Leveraged Equity Fund II, L.P., as representative of the Sellers (the "Sellers Representative"), the balance sheet of the Company as of the Closing Date (the "Closing Balance Sheet"). The Purchaser and the Sellers shall use reasonable best efforts to cause Coopers & Lybrand LLP and Ernst & Young LLP to cooperate with the Company in preparation of the Closing Balance Sheet. As promptly as practicable, but no later than 30 days after receipt by the Sellers Representative of the Closing Balance Sheet, the Sellers Representative shall cause Ernst & Young LLP to deliver to the Purchaser a report thereon, together with a certificate based on such Closing Balance Sheet setting forth the Sellers' calculation of the net book value of the Company as of the Closing Date, adjusted (to the extent not already so reflected in the Closing Balance Sheet) to reflect the following (as so adjusted, the "Closing Net Book Value"): (i) the Spin-Off and (ii) the reduction in net book value equal to (A) the expenses and fees of legal counsel, accountants, investment bankers or other representatives or consultants payable by the Company in connection with this Agreement and the consummation of the transactions contemplated hereby, (B) the amount of cash paid to the Equity Award Unit Holders and Option Holders pursuant to Section 2.03(d), (C) the Company's losses (net of recoveries) and loss adjustment expenses attributable to a Catastrophe, and (D) the amount owed to Thomas Hutton in connection with the consummation of the transactions contemplated by this Agreement; provided, that, no amounts paid or payable to Equity Award Unit Holders or Options Holders pursuant to Section 2.05(c) shall be deducted from net book value to arrive at Closing Net Book Value and if any such amounts have been so deducted, such amounts shall be added back in determining Closing Net Book Value. The Closing Balance Sheet shall (i) be prepared in accordance with GAAP applied on a basis consistent with that used in the preparation of the Latest Balance Sheet, (ii) include line items (including the constituent components thereof) consistent with those in the Latest Balance Sheet, (iii) be prepared in accordance with the accounting policies and practices consistent with those used in preparation of the Latest Balance Sheet; provided, that, except as set forth in Section 2.05 of the Disclosure Letter, the Latest Balance Sheet complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and absent manifest error. Unless the Purchaser, within 20 Business Days after delivery to the Purchaser of the certificate setting forth the Closing Net Book Value, notifies Sellers Representative in writing that Purchaser objects to the Closing Balance Sheet and the Closing Net Book Value, and specifies the basis for such objection, such Closing Net Book Value shall become final and binding upon the parties for purposes of this Section 2.05. Purchaser shall be deemed to have agreed with all aspects of the determination of the Closing Net Book Value not identified and objected to in such written notice. If Purchaser and the Sellers Representative are unable to resolve all of Purchaser's objections within 25 Business Days after any such notification has been given, all remaining matters in dispute shall be submitted to Arthur Andersen LLP, or if Arthur Andersen LLP is not available, another nationally or regionally recognized public accounting firm mutually agreed upon by Purchaser and the Sellers Representative. In the event the Sellers Representative and Purchaser are unable to agree upon the selection of such an accounting firm within five Business Days after expiration of such 25-Business Day period, each party shall select an accounting firm and provide written notice of such appointment to the other party. The two appointed accounting firms shall appoint a third accounting firm as soon as practicable (the "Arbitrator"). Such accounting firm or Arbitrator, as the case may be, shall consider only those items and amounts which are identified by the Purchaser and Sellers Representative as items which such parties are unable to resolve. The resolution of such disagreements and the determination of the Closing Net Book Value by such accounting firm or Arbitrator, as the case may be, shall be conclusive and binding on Purchaser and Sellers. Such determination shall be in writing, certified to each of the Purchaser and the Sellers Representative and shall be delivered to each of the parties. Purchaser and Sellers agree to cooperate with each other and with each other's authorized representatives in order to resolve any and all matters in dispute as soon as practicable.

     (b) If there shall have been a Catastrophe, the date upon which the Company shall cause to be prepared and delivered to the Sellers Representative the Closing Balance Sheet, as set forth in Section 2.05(a) above, shall be the date which is as soon as practicable after the determination of the Company's losses, net of recoveries, and loss adjustment expenses attributable to such Catastrophe; provided, that, if such losses and loss adjustment expenses have not been determined within three months of the Closing Date the parties shall retain a nationally recognized actuarial firm mutually agreed upon by Purchaser and the Sellers Representative to estimate such losses and loss adjustment expenses. In the event the Sellers Representative and Purchaser are unable to agree upon the selection of such actuarial firm within five Business Days after such 3 month period the parties will follow the mechanism for the selection of an accounting firm as set forth in Section 2.05(a) above. The estimation of such losses and loss adjustment expenses by such actuarial firm shall be conclusive and binding on Purchaser and Sellers. Such determination shall be in writing, certified to each of the Purchaser and the Sellers Representative and shall be delivered to each of the parties.

     (c)  If the Closing Net Book Value is:

          (i) greater than the Adjusted Year-End Net Book Value, within three Business Days after the Closing Net Book Value has been finally determined (the "Determination Date"):

          (A) an amount equal to the lesser of the Escrow Amount (together with interest thereon as specified in the Escrow Agreement) or such excess (the difference between the Escrow Amount and such excess being referred to herein as the "Net Book Value Difference") shall be disbursed from escrow in cash by wire transfer of immediately available funds to the Sellers, Equity Award Unit Holders and Option Holders in the manner set forth in the Escrow Agreement; such amount shall be allocated between such Persons based on the percentage set forth opposite their names on Exhibit A to the Escrow Agreement, and

          (B) if the Closing Net Book Value is greater than the Adjusted Year-End Net Book Value by an amount that exceeds the Escrow Amount, Purchaser shall pay such excess (not to exceed $20 million, unless the Escrow Amount has been increased pursuant to Section 2.03(c), in which case such amount will not exceed $30 million) (the "Net Book Value Increase") in cash by wire transfer of immediately available funds to the Sellers, Equity Award Unit

               Holders and Option Holders. Such payment shall be allocated among such Persons based on the percentage set forth opposite their names on Exhibit H hereto.

          (ii) less than or equal to the Adjusted Year-End Net Book Value (the "Net Book Value Shortfall"), then the Escrow Amount (together with interest thereon as specified in the Escrow Agreement) shall be disbursed in cash by wire transfer of immediately available funds to Purchaser in the manner set forth in the Escrow Agreement, it being understood that Sellers' obligations under this Section 2.05(c)(ii) shall be limited to the Escrow Amount.

     (d) Purchaser, on the one hand, and Sellers (through an adjustment to the Closing Balance Sheet) on the other, each shall bear one-half of the fees, costs and expenses of the accounting firm retained to resolve any objection under subsection (a) above.

     SECTION 2.06 Material Adverse Effect. (a) For purposes of this Agreement, a "Material Adverse Effect" means with respect to the Company or any Seller (as the case may be), any change (or event, condition or development) that is or may reasonably be expected to be materially adverse to (i) the business, results of operations or financial or operating condition of the Company and its Subsidiaries, taken as a whole (without giving effect to the consequences of the transactions contemplated by this Agreement), or (ii) the ability of the Company or such Seller (and, to the extent applicable, its Subsidiaries) to perform its (or their) obligations under this Agreement or consummate the transactions contemplated by this Agreement. Any reference to a "Material Adverse Effect on the Company" in the representations and warranties made by the Company and the Sellers as to Enterprise and its Subsidiaries in Sections 3.01, 3.05, 3.10 and 3.14, shall, for the purposes of such representations and warranties, mean a Material Adverse Effect on the Company and its Subsidiaries and Enterprise and its Subsidiaries, taken as a whole. Notwithstanding anything to the contrary in this Section 2.06, a Material Adverse Effect shall not include any change (or event, condition or development):

          (i) caused by changes in general economic or securities market conditions or that affects the insurance or reinsurance industry in general, provided, that, if the Closing does not occur on or before April 22, 1998 due solely to the failure of the Company or Sellers to satisfy the conditions to the Purchaser's obligations set forth in Section 7.03 of this Agreement, a Material Adverse Effect may include any change (or event, condition or development) occurring at any time prior to the Closing Date caused by changes in general economic or securities market conditions or that affects the insurance or reinsurance industry in general; or

          (ii) resulting from a single Catastrophe that is reasonably expected to cause Losses to the Company, net of recoveries, to the Company of less than $65,000,000; provided, that, if the amount of such Losses to the Company, net of recoveries, estimated by Purchaser reasonably and in good faith is in excess of $20,000,000 and less than $65,000,000, the amount deposited in escrow at the Closing by Purchaser shall be increased, on a dollar to dollar basis, by the amount of such Losses to the Company, net of recoveries, in excess of $20,000,000 and less than $65,000,000.

          (b) Notwithstanding anything to the contrary, if all conditions to closing set forth in Article VII have been satisfied or waived except for the condition to closing set forth in Section 7.03(d), Purchaser shall notify Sellers Representative whether Purchaser is prepared, in its sole discretion, to consummate the Closing notwithstanding the failure of such condition to be satisfied; provided, that, if the condition set forth in Section 7.03(d) is not satisfied as a result of the occurrence of a Catastrophe resulting in estimated Losses to the Company, net of recoveries, in excess of $65,000,000, Purchaser must consummate the Closing (assuming the satisfaction of all other conditions) if Sellers, in their sole discretion, notify Purchaser in writing that they will consent to an increase in the amount deposited in escrow by the full amount of such Losses to the Company, net of recoveries, in excess of $20,000,000.

                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS


     The Company and each of the Sellers, severally and not jointly, represents and warrants to the Purchaser that:

     SECTION 3.01 Corporate Organization. Except as set forth in Section 3.01 of the Disclosure Letter, each of the Company, Enterprise and their respective Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth in Section 3.01 of the Disclosure Letter, each of the Company, Enterprise and their Subsidiaries (i) is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where such qualification, license or domestication is required to own and operate its properties and conduct its business in the manner and at the places presently conducted; (ii) holds all franchises, grants, licenses, certificates, permits, consents and orders, all of which are valid and in full force and effect, from all applicable Bermuda and foreign regulatory authorities necessary to own and operate its properties and to conduct its business in the manner and at the places presently conducted; and
(iii) has full power and authority (corporate and other) to own, lease and operate its respective properties and assets and to carry on its business as presently conducted, except where the failure to be so qualified, licensed or domesticated, or to hold such franchises, grants, licenses, certificates permits, consents and orders or to have such power and authority would not, when taken together with all other such failures, reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries is required to be authorized, qualified, licensed or domesticated as a foreign corporation under any United States federal, state or local law other than the laws of the Commonwealth of Puerto Rico. The Company has furnished or made available to the Purchaser complete and correct copies of its memorandum of association and bye-laws and the equivalent organizational documents for each of its Subsidiaries and Enterprise and its Subsidiaries as in effect on the date of this Agreement. Such memorandum of association, bye-laws or other organizational documents are in full force and effect and no other organizational documents are applicable to or binding upon the Company, Enterprise or any of their respective Subsidiaries.

     SECTION 3.02 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company (including, without limitation, the approval of this Agreement and the transactions contemplated by this Agreement by the necessary vote of the members of the Company's Board of Directors). No other corporate proceedings on the part of the Company are necessary for the execution, delivery and performance of this Agreement by the Company, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and (assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     SECTION 3.03 Capital Structure. (a) As of the date hereof, the authorized share capital of the Company consists of 4,620,000 Shares, of which 2,694,497 Shares are outstanding. The Shareholders listed in Exhibit A hereto constitute all of the shareholders of the Company. Section 3.03(a) of the Disclosure Letter lists each plan, arrangement or agreement pursuant to which options or equity award units with respect to Shares may be granted or under which such options or equity award units have been granted and are outstanding and, in the aggregate by plan, arrangement or agreement, the number of options and equity award units outstanding, their grant price, the date such options or rights were granted and the number of Shares reserved for issuance pursuant to the plan, arrangement or agreement, together with the name of each holder of an option or stock appreciation right outstanding under any such plan, arrangement or agreement (such options and rights being collectively referred to in this Agreement as the "Company Options"), a description of the exercise or purchase prices, vesting schedules, expiration dates, and numbers of Shares subject to each such Company Option, together with a listing of all Company Options which shall vest on the Closing Date as a result of the transactions contemplated by this Agreement. The Company has not issued or granted any option, warrant, convertible security or other right or agreement which affords any person the right to purchase or otherwise acquire any Shares or any other security of the Company other than under the Company Options.

     (b) Except as described in Section 3.03(b) of the Disclosure Letter, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt") of the Company are issued or outstanding. All of the issued and outstanding securities of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable Bermuda, United States federal, state and other foreign laws regulating the offer, sale or issuance of such securities (assuming compliance with all such laws by the persons to whom such securities were issued or sold and by any transferee of such persons).

     (c) Except as described in Sections 3.03(a), (b) or (c) of the Disclosure Letter, there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Voting Debt of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in this Agreement and on Schedule 3.03(c) of the Disclosure Letter, as of the Closing Date, there will be no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any capital stock of the Company.

     (d) Except as described in Section 3.03(d) of the Disclosure Letter or as specifically described in this Agreement, since December 31, 1997, the Company has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company other than pursuant to and as required by the terms of any Company Option; (ii) repurchased, redeemed or otherwise acquired any shares of capital stock of the Company; or (iii) declared, set aside, made or paid to the shareholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company.

     SECTION 3.04 Subsidiaries. (a) Section 3.04(a) of the Disclosure Letter sets forth a complete and accurate list of all of the Subsidiaries of the Company. Section 3.04(a) of the Disclosure Letter also lists the jurisdiction of incorporation or formation of each Subsidiary of the Company, each jurisdiction in which such Subsidiary is licensed, qualified or otherwise authorized to conduct business, the number of issued and outstanding shares of capital stock of each Subsidiary and the record holder(s) thereof. Except as set forth in
Section 3.04(a) of the Disclosure Letter all of the outstanding shares of capital stock of the Company's Subsidiaries are owned beneficially and of record by the Company, free and clear of all Liens and other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by foreign, federal or state securities laws) and no capital stock of any of its Subsidiaries is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock of any of its Subsidiaries and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may be bound to issue, redeem, purchase or sell shares of Subsidiary capital stock or securities convertible into or exchangeable or exercisable for any such shares.
Section 3.04(a) of the Disclosure Letter lists all agreements and other instruments pursuant to which the Company or any Subsidiary is obligated or required, under any circumstance, to make contributions to the capital of any Subsidiary.

     (b) Except as set forth in Section 3.04(b) of the Disclosure Letter and except for the stock of its Subsidiaries and portfolio investments made in the ordinary course of business, there are no corporations, partnerships, business associations, joint ventures or other entities in which the Company owns, of record or beneficially any direct or indirect equity interest or any right (contingent or otherwise) to acquire the same.

     SECTION 3.05 Financial Statements. (a) The Company has delivered to the Purchaser copies of its audited annual financial statements of the Company as of December 31, 1997 and December 31, 1996 (the "Financial Statements"), copies of which are included in Section 3.05 of the Disclosure Letter. The Company has delivered to the Purchaser copies of the audited financial statements of Enterprise as of September 30, 1997 (the "Enterprise Financial Statements"), consisting of balance sheets as of such date and the related statement of income for the period then ended, copies of which are included in Section 3.05 of the Disclosure Letter.

     (b) Except as set forth in Section 3.05 of the Disclosure Letter, the Financial Statements and the Enterprise Financial Statements were prepared in accordance with GAAP applied on a consistent basis and present fairly the financial position of the Company and Enterprise, respectively, as of the dates thereof and the results of operations of the Company and Enterprise, respectively, for the periods then ended, except as may be noted therein.

     (c) Except as set forth in Section 3.05 of the Disclosure Letter, or in the Company's balance sheet dated as of December 31, 1997 (the "Latest Balance Sheet"), the Company has no liabilities, debts, claims or obligations of any nature on the date of this Agreement, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with GAAP and there is no existing condition or set of circumstances which would reasonably be expected to result in such a liability ("Company Liabilities") except (i) Company Liabilities (including, without limitation, Company Liabilities arising under the terms and conditions of reinsurance contracts) incurred in the ordinary and usual course of business and consistent with past practice since the date of the Latest Balance Sheet, (ii) Company Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and the Company's proposed initial public offering, and (iii) Company Liabilities that would not reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 3.06 Absence of Certain Changes. Except as set forth in Section
3.06 of the Disclosure Letter and except as would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on the Company since the date of the Latest Balance Sheet each of the Company and its Subsidiaries has conducted its business in the ordinary course of business consistent with past practice and has not, from the date of the Latest Balance Sheet to the date hereof, taken any of the actions referred to in paragraphs (a) through (u) of Section 6.01.

     SECTION 3.07 Certain Fees. No finder, broker, agent, financial advisor or other intermediary other than Morgan Stanley & Co. Incorporated (whose fee for services shall be paid by the Company) has acted on behalf of the Company in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith.

     SECTION 3.08 No Defaults. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of its memorandum of association or bye-laws or other governing document, except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect on the Company either individually or in the aggregate. Except as set forth in
Section 3.08 of the Disclosure Letter, the execution, delivery and performance of this Agreement and the taking of any other action contemplated by this Agreement, will not (i) result in any violation of or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under the memorandum of association or bye-laws of the Company or its Subsidiaries, (ii) result in or constitute an event entitling any party to any material agreement, mortgage, indenture, debenture, trust, lease, license, or other instrument or obligation to or by which it or any of its properties is subject or bound (including, without limitation, the Shareholders' Agreement, dated October 13, 1993, between the Company and the Sellers (the "Shareholders' Agreement")) to effect an acceleration of the maturity of any material indebtedness of the Company or any of its Subsidiaries or a material increase in the rate of interest presently in effect with respect to such indebtedness, or
(iii) result in the creation of any Lien upon any of the material properties or assets of the Company or any of its Subsidiaries.

     SECTION 3.09 Governmental Consents. Except for the consent of the Minister of Finance of Bermuda acting through the Bermuda Monetary Authority (the "Minister"), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority ("Consent") is required on the part of the Company in connection with the transactions contemplated by this Agreement, except those required by United States federal and state securities or "Blue Sky" laws, except where failure to obtain such Consent would not effect (i) the ability of the Company and its Subsidiaries to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement or (ii) the ability of the Purchaser after the Closing to conduct the business of the Company as currently conducted.

     SECTION 3.10 Compliance with Applicable Law. Each of the Company, its Subsidiaries and Enterprise and its Subsidiaries has been and is in compliance with all Permits necessary to conduct its respective business, except where failure to have or comply with such Permits would not reasonably be expected to have a Material Adverse Effect on the Company. None of the Company, any of its Subsidiaries nor Enterprise or any of its Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any Law, except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect on the Company. The execution, delivery, and performance of this Agreement and the taking of the other actions contemplated by this Agreement to be executed, delivered and performed by the Company prior to the date or dates as of which the representations and warranties in this Agreement are made or deemed made, will not result in any default or violation of any Law applicable to the Company or its Subsidiaries or Enterprise or its Subsidiaries, except for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect on the Company, either individually or in the aggregate.

     SECTION 3.11 Derivatives. Section 3.11 of the Disclosure Letter sets forth a complete and correct list of all futures, forward, swap, option or swaption contract or any other financial instruments with similar characteristics and/or generally characterized as a "derivative security" (the "Derivative Financial Instruments"), including the face, contract or notional amount of and open position relating to such Derivative Financial Instruments, to which the Company or any of its Subsidiaries or any of their respective assets or properties is subject or bound (including without limitation, funds of the Company or any of its Subsidiaries invested by any other Person as of the date of this Agreement). The Company has heretofore provided complete and correct copies of all documentation evidencing such Derivative Financial Instruments to Purchaser.

     SECTION 3.12 Contracts. (a) Section 3.12(a) of the Disclosure Letter sets forth a complete and accurate list, as of the date hereof, of all contracts, agreements, commitments, arrangements, leases, insurance policies or other instruments, written or oral, to which the Company or any of its Subsidiaries is a party, or by which any of the respective assets, business or operations may be bound or affected (in each case, excluding policies of insurance or reinsurance or retrocession agreements in the ordinary course of business), which contain obligations of the Company or its Subsidiaries in excess of $5,000,000 in any one fiscal year or $10,000,000 in the aggregate in any five year period (unless such contract is terminable on not more than one year's notice without cause and payment of penalty) or which are otherwise material to the business of the Company and its Subsidiaries taken as a whole (collectively, the "Contracts").

     (b) Except as listed in Section 3.12(b) of the Disclosure Letter, none of the Company or any of its Subsidiaries is a party to or owner of any:

          (i) agreement, contract, commitment or undertaking (other than contracts of insurance or reinsurance or retrocession agreements) the performance or non-performance of which is individually or, with respect to any related series of agreements, in the aggregate, material to the Company and the Subsidiaries, taken as a whole;

          (ii) agreement, contract, commitment or undertaking (other than contracts of insurance or reinsurance or retrocession agreements) which provides for an aggregate purchase price or payments of more than $100,000 under any agreement during any two-year period (or $100,000 in the aggregate, during any two-year period, in the case of any related series of agreements);

          (iii) agreement for the sale or lease of any of the assets and properties of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practices;

          (iv) material mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar material agreement with respect to any real or personal property of the Company or any of its Subsidiaries;

          (v)    agreement with a labor union or labor association;

          (vi) loan agreement, promissory note issued by it, guarantee, subordination or similar type of agreement;

          (vii)  securities issued by any Affiliate of the Company;

          (viii) noncompetition or non-solicitation agreement;

          (ix) support agreement, guarantee or other agreement for the benefit of any Affiliate of the Company (including any of the Sellers);

          (x) agreement, contract, commitment or undertaking with any of the Sellers or their Affiliates; or

          (xi) power of attorney or agreement with a managing general agent or third party administrator.

     (c) With respect to each Contract and each contract listed in Section 3.12(b) of the Disclosure Letter (a "Schedule 3.12(b) Contract"), (i) assuming the due authorization, execution and delivery thereof by the other party or parties thereto, such Contract or Schedule 3.12(b) Contract is valid and binding in all material respects in accordance with its terms and is in full force and effect, (ii) the Company and its Subsidiaries are not, and to the knowledge of the Company, its Subsidiaries or any Seller, no other party thereto is, in breach or default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein except where such defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company and (iii) to the knowledge of the Company, its Subsidiaries or any Seller, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a breach or default thereunder except where such defaults would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 3.13 Taxes. (a) The Company and its Subsidiaries have not, nor have any of them been, engaged in a trade or business in the United States of America within the meaning of Section 882(a) of the Code, and the Company and its Subsidiaries do not have, nor have any of them ever had, any income which is effectively connected with the conduct of a trade or business within the United States, within the meaning of Section 882(a)(1) of the Code. The Company and each of its Subsidiaries have filed or caused to be filed with the appropriate Bermuda, United States federal, state, local, foreign and other Governmental Authorities, all Tax returns, information returns and reports required to be filed on or prior to the date hereof which, if not filed, would have a Material Adverse Effect on the Company, and has paid in full or made adequate provision (in accordance with GAAP) for the payment of all Taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations) shown to be due on such Tax returns. All material written assessments of Taxes due and payable by or on behalf of the Company and each of its Subsidiaries have either been paid or provided for (in accordance with GAAP) or are being contested in good faith by appropriate proceedings.

     (b) There are no material Tax claims pending against the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries knows of any threatened claim for Tax deficiencies or any basis for such claims, no material issues have been raised in any examination by any taxing authority with respect to the Company or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by the Company or any of its Subsidiaries for the extension of time for the assessment of any material Tax, nor has any such waiver or agreement been requested by any taxing authority. Neither the Company nor any of its Subsidiaries have any liability for any material Bermuda, United States federal, state, local, foreign or other Taxes of any corporation or entity other than the Company or its Subsidiaries, respectively.

     (c) Except as disclosed in Section 3.13(c) of the Disclosure Letter, neither the Company nor any of its Subsidiaries have for the year ended December 31, 1997, and do not expect to have for the year ended December 31, 1998, "related person insurance income" within the meaning of Section 953(c)(2) of the Code attributable to persons related to the Company or its Subsidiaries prior to the Closing Date.

     (d) For periods prior to the Closing, shareholders of the Company have not been and will not be subject to United States federal income tax on any income of the Company or its Subsidiaries prior to its distribution to them as dividends or on redemption of their Shares.

     SECTION 3.14 Litigation. Except as set forth in Section 3.14 of the Disclosure Letter, there are no Proceedings pending against, or to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries or Enterprise or any of its Subsidiaries or any of their respective properties before any Governmental Authority or otherwise which (i) individually or in the aggregate would be expected to have a Material Adverse Effect on the Company; (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement; or (iii) alleges criminal action or inaction. As of the date hereof, none of the Company, its Subsidiaries, Enterprise or its Subsidiaries or their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect on the Company, or which would prevent or delay the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 3.14 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened claims for indemnification by the Company, any of its Subsidiaries or Enterprise or any of its Subsidiaries in favor of directors, officers, employees and agents of the Company, any of its Subsidiaries or Enterprise or any of its Subsidiaries, respectively.

     SECTION 3.15 Title to Properties; Leases. Except as set forth in Section 3.15(a) of the Disclosure Letter, each of the Company and its Subsidiaries has good title to, and is the lawful owner of, or has the right to use pursuant to a license or otherwise, all of the tangible and intangible personal property used in its businesses and all tangible and intangible personal property reflected in the Latest Balance Sheet or acquired since the date of the Latest Balance Sheet, free and clear of all Liens and material defects other than Permitted Liens. Except as set forth in Section 3.15(b) of the Disclosure Letter, all material real property owned by the Company or its Subsidiaries, as the case may be, (the "Real Property") is owned free and clear of all Liens other than Permitted Liens. Section 3.15(c) of the Disclosure Letter, sets forth all material real property and personal property leases of the Company and its Subsidiaries. All such leases are valid, binding and enforceable against the Company or its Subsidiaries (and, to the knowledge of the Company, each other party thereto) in accordance with their respective terms, and there does not exist, under any lease of real property or personal property, any material defect or any event which, with notice or lapse of time or both, would constitute a material default by the Company or its Subsidiaries, as the case may be, or, to the knowledge of the Company, by any other party thereto.

     SECTION 3.16 Certain Agreements. Except as set forth in Section 3.16 or
Section 3.22 of the Disclosure Letter and except for reinsurance contracts with customers outside the United States, the Company is not a party to or bound by any Contract which would cause the rights or obligations of any party thereto to change as a result of the consummation of the transactions contemplated by this Agreement, except for any such Contract which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     SECTION 3.17 U.S. Assets. The Company and its Subsidiaries do not hold assets located in the United States of America having an aggregate book value of $15 million or more, other than investment assets, voting securities and nonvoting securities of another Person. For the purpose of this representation, "investment assets" means cash, deposits in financial institutions, other money market instruments and instruments evidencing government obligations.

     SECTION 3.18 Employees. Section 3.18 of the Disclosure Letter sets forth a list of all employment contracts and similar arrangements between the Company or any of its Subsidiaries and their respective executive officers, and all plans and arrangements pursuant to which the Company or any of its Subsidiaries is obligated to make any payment or confer any benefit upon any officer, director, employee or agent of the Company or any of its Subsidiaries as a result of or in connection with any of the transactions contemplated by this Agreement or any transaction or transactions resulting in a change of control of the Company or any of its Subsidiaries. As of the date of this Agreement, the Company is not aware that any officer, director, executive or key employee of the Company or any of its Subsidiaries or any group of employees of the Company or any of its Subsidiaries has any plans to terminate his, her or its employment with the Company (other than as previously described to the Purchaser in writing). Except as described in Section 3.18 of the Disclosure Letter, (i) the Company and its Subsidiaries have complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, and collective bargaining except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect on the Company, (ii) no labor dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened, except as would not reasonably be expected to have a Material Adverse Effect on the Company, (iii) each Employee Benefit Plan conforms in all material respects to, and its administration is in conformity in all material respects with, all applicable laws, no material liability has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any Employee Benefit Plan except regular periodic contributions to such plans and full payment has been made of all amounts that the Company or any of its Subsidiaries is required to have paid as contributions to each Employee Benefit Plan, (iv) to the extent requested by the Purchaser, the Company has made available to the Purchaser or provided the Purchaser with a true and correct copy of each of the Employee Benefit Plans and all contracts relating thereto, or to the funding thereof, (v) all Employee Benefit Plans intended to satisfy applicable tax qualification requirements, or other requirements necessary to secure favorable tax or other legal treatment comply in all material respects with such requirements, and (vi) except as explicitly disclosed in the Disclosure Letter or the notes to the Financial Statements, adequate accruals for all obligations under the Employee Benefit Plans are reflected in the Financial Statements of the Company. No Employee Benefit Plan is subject to Title IV of the United States Employee Retirement Income Security Act of 1974, as amended.

     SECTION 3.19 Intellectual Property. The Company and its Subsidiaries own or possess, or have all necessary rights and licenses in, all patents, patent rights, licenses, inventions (whether or not patentable or reduced to practice), copyrights (whether registered or unregistered), know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), registered and unregistered trademarks, service marks and trade names and other intellectual property rights (collectively, "Intellectual Property") necessary to conduct its business as conducted except to the extent that the failure of the Company or its Subsidiaries to own or have such rights and licenses in such Intellectual Property would not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.19 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has received any unresolved notice of, or is aware of any fact or circumstance that would give any Person a right to assert, infringement or misappropriation of, or conflict with, asserted rights of others or invalidity or unenforceability of any Intellectual Property owned by the Company or any of its Subsidiaries with respect to any of the foregoing which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section
3.19 of the

Disclosure Letter, to the knowledge of the Company, the use of such Intellectual Property to conduct the business and operations of the Company and its Subsidiaries as conducted does not infringe on the rights of any person in any case where such infringement would reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no Person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company. Except as set forth in Section 3.19 of the Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will result in a loss or limitation in the rights and licenses of the Company or any of its Subsidiaries to use or enjoy the benefit of any Intellectual Property employed by the Company or any of its Subsidiaries in connection with its business as conducted where such loss or limitation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

     SECTION 3.20 Takeover Statutes. No "fair price", "moratorium", "control share acquisition" or other similar anti-takeover statute or regulation enacted under any Bermuda, United States federal or state law applicable to the Company or any of its Subsidiaries is applicable to the transactions contemplated by this Agreement. The Company has taken all steps necessary to irrevocably exempt the transactions contemplated by this Agreement from any applicable provisions of the Company's memorandum of association or bye-laws.

     SECTION 3.21 Environmental Matters. Except as disclosed in Section 3.21 of the Disclosure Letter:

     (a) The Company and its Subsidiaries are in material compliance with all Environmental Laws;

     (b) The Company and its Subsidiaries have obtained and are in material compliance with the conditions of all Permits required under applicable Environmental Laws for the continued conduct of their respective businesses in the manner now conducted; and

     (c) To the knowledge of the Company, there is no threatened or existing Proceeding indicating that the Company or any of its Subsidiaries may be (i) in material violation of any Environmental Law, (ii) subject to liabilities or obligations for any cleanup, remediation or corrective action under any Environmental Law, (iii) subject to claims arising under any Environmental Law for personal injury, property damage, or damage to natural resources, or (iv) subject to fines or penalties arising under any Environmental Law.

     SECTION 3.22 Insurance Matters. (a) None of the Company's Subsidiaries other than Enterprise or Enterprise's Subsidiaries provides any insurance or reinsurance. All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company. Except as disclosed in Section 3.22(a) of the Disclosure Letter, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any of its Subsidiaries is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. Except as disclosed in Section 3.22(b) of the Disclosure Letter, for the year ended December 31, 1997, no insurer or reinsurer or group of affiliated insurers or reinsurers ceded insurance premium to the Company in an aggregate amount of earned premium equal to five percent or more of the consolidated gross earned premium income of the Company for such year.

     (b) Prior to the date hereof, the Company has delivered or made available to Purchaser a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any of its Subsidiaries since December 31, 1994, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, to the knowledge of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

     (c) The Company does not have a rating with respect to its financial strength or claims-paying ability from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. As of the date of this Agreement, A.M. Best Company has not announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of the Company and the Company has no reason to believe that any such rating presently held by the Company is likely to be modified, qualified, lowered or placed under surveillance for any reason, other than as a result of the transactions contemplated by hereby.

     (d) The Company's investment portfolio has been acquired (i) in compliance with the investment guidelines in effect at the time of acquisition or (ii) as otherwise approved by the Board of Directors of the Company and is being maintained in compliance with the investment guidelines of the Company as currently in effect (and approved by the Board of Directors of the Company) or as otherwise approved by the Board of Directors of the Company.

     SECTION 3.23 Liabilities and Reserves. The reserves carried on the Financial Statements for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Financial Statements, determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with sound actuarial accounting principles. Such reserves were adequate (within the meaning of generally accepted actuarial standards) in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Financial Statements. In addition, the Company has delivered or made available to Purchaser copies of all work papers used as the basis for establishing the reserves for the Company at December 31, 1996 and December 31, 1997, respectively.

     SECTION 3.24 Spin-Off of Enterprise. Prior to the date of this Agreement, the board of directors of the Company has declared a dividend to distribute to its shareholders and certain employees all shares of capital stock of Enterprise held by the Company not previously delivered to such Persons upon the exercise of options or other contractual rights held by them. As of the Closing Date and immediately prior to the Closing, the Spin-Off will have been consummated. To the Company's knowledge, no Person or Governmental Authority is challenging or otherwise attempting to set aside the Spin-Off.

     SECTION 3.25 Acquisition of Hamilton. As of the date of this Agreement and as of the Closing Date, to the Company's knowledge, no Person or Governmental authority is challenging or otherwise attempting to set aside the acquisition of Hamilton Services Limited ("Hamilton") capital stock by the Company.

     SECTION 3.26 Interested Party Transactions. Listed in Section 3.26 of the Disclosure Letter are all transactions or contractual relationships which would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC, as of the date of this Agreement. Other than those amounts listed in Section 3.26 of the Disclosure Letter, the Company does not owe and is not owed amounts in excess of $250,000 for any fiscal year relating to such transactions or contractual relationships.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Each Seller, severally and not jointly, hereby represents and warrants to the Purchaser as to such Seller that:

     SECTION 4.01 Ownership of Shares. Except as set forth in Section 4.01 of the Disclosure Letter, such Seller is the owner, beneficially and of record, of the Shares set forth opposite its name on Exhibit A hereto, free and clear of any Lien (other than Liens related to the Shareholders' Agreement) and, at Closing, such Seller will transfer title to all such Shares free and clear of all Liens including any Lien related to the Shareholders' Agreement.

     SECTION 4.02 Organization of Certain Sellers. If such Seller is a corporation, limited liability, partnership or other similar entity, such Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     SECTION 4.03 Authority. Such Seller has all requisite power and authority to enter into this Agreement, and the Option Agreement and the Escrow Agreement (the "Seller Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Seller Ancillary Agreements. The execution and delivery of this Agreement and the Seller Ancillary Agreements by such Seller, the performance by such Seller of its obligations hereunder and thereunder and the consummation of the transactions contemplated by this Agreement and the Seller Ancillary Agreements have been duly authorized by all necessary action on the part of such Seller. Except as set forth in Section 4.03 of the Disclosure Letter, no other proceedings on the part of such Seller are necessary for the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by such Seller, performance by such Seller of its obligations under this Agreement and the Seller Ancillary Agreements and the consummation by such Seller of the transactions contemplated by this Agreement and the Seller Ancillary Agreements. This Agreement has been duly executed and delivered by such Seller and is, and the Seller Ancillary Agreements, upon the execution and delivery thereof will be (assuming the due authorization, execution and delivery hereof and thereof by the other parties thereto) legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     SECTION 4.04 No Defaults. Neither the execution and delivery of this Agreement nor the consummation by such Seller of the transactions contemplated by this Agreement will (i) violate, or be in conflict with the organizational documents of such Seller or the Shareholders' Agreement, (ii) violate or be in conflict with, allow the termination of, constitute a default under, cause the acceleration of the maturity of, or create a Lien under, any material debt or obligation pursuant to any material agreement or commitment to which such Seller is a party or by which such

Seller is bound, or (iii) violate any Law or any judgment, decree or order of any Governmental Authority to which such Seller is subject, except, in each case, for such defaults or violations as would not reasonably be expected to have a Material Adverse Effect on such Seller either individually or in the aggregate.

     SECTION 4.05 Consents and Approvals. Except for the consent of the Minister and as set forth in Section 4.05 of the Disclosure Letter, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or other third party is required to be made or obtained by such Seller in connection with the execution, delivery and performance of this Agreement or the Option Agreement or the consummation of the transactions contemplated by this Agreement or the Option Agreement, except where failure to obtain such consent would not effect (i) the ability of such Seller to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement or (ii) the ability of the Purchaser after the Closing to conduct the business of the Company as currently conducted.

     SECTION 4.06 Certain Fees. No finder, broker, agent, financial advisor or other intermediary has acted on behalf of such Seller in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith which, in either case, would result in any obligation or liability to the Company.

                                   ARTICLE V
                       REPRESENTATIONS AND WARRANTIES OF
                                 THE PURCHASER

     The Purchaser hereby represents and warrants to the Company that:

     SECTION 5.01 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Purchaser has furnished or made available to the Company complete and correct copies of its memorandum of association and articles of association as in effect on the date of this Agreement. Such documents are in full force and effect and no other organizational documents are applicable to or binding upon the Purchaser.

     SECTION 5.02 Authority. Purchaser has all requisite corporate power and authority to enter into this Agreement, and the Option Agreement and the Escrow Agreement (the "Purchaser Ancillary Agreements") and to consummate the transactions contemplated by this Agreement and the Purchaser Ancillary Agreements. The execution and delivery of this Agreement and the Purchase Ancillary Agreements by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated by this Agreement and the Purchaser Ancillary Agreements have been duly authorized by all necessary corporate action on the part of Purchaser (including, without limitation, the approval of this Agreement and the transactions contemplated by this Agreement by the necessary vote of the Purchaser's Board of

Directors). No other corporate proceedings on the part of the Purchaser, are necessary for the execution, delivery and performance of this Agreement and the Purchaser Ancillary Agreements by the Purchaser, performance by the Purchaser of its obligations under this Agreement and the Purchaser Ancillary Agreements and the consummation by the Purchaser of the transactions contemplated by this Agreement and the Purchaser Ancillary Agreements. This Agreement has been duly executed and delivered by the Purchaser and is, and the Purchaser Ancillary Agreements, upon the execution and delivery thereof, will be (assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     SECTION 5.03 Governmental Consents. Except for the consent of the Minister, no Consent is required on the part of the Purchaser in connection with the transactions contemplated by this Agreement or the Option Agreement, except those required by United States federal and state securities or "Blue Sky" laws and except where failure to obtain such Consent would not effect the ability of Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement.

     SECTION 5.04 Financing. Purchaser has available to it sufficient funds to enable it to consummate the transactions contemplated by this Agreement.

     SECTION 5.05 Investment. Purchaser (i) understands that the Shares have not been as of the date hereof registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) the Shares may not be reoffered, resold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with another exemption from the regulation requirements of the Securities Act, (iii) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (iv) is a sophisticated investor with knowledge and experience in business and financial matters, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (vi) is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     SECTION 5.06 Litigation. Except as disclosed in (i) the annual report of the Purchaser on Form 10-K for the fiscal year ended September 30, 1997 or (ii) the quarterly report of the Purchaser for the quarter ended December 31, 1997, there are no Proceedings pending against or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its properties or properties of its Affiliates before any Governmental Authority or otherwise which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

     SECTION 5.07 No Defaults. Purchaser is not in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of its memorandum of association or articles of association or other governing document, or any material agreement, mortgage, indenture, debenture, trust, lease, license or other instrument or obligation to or by which it or any of its properties is subject or bound (the "Instruments"), except for such defaults or violations as would not reasonably be expected to affect the ability of Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. Purchaser does not have knowledge of any default or breach (or event or circumstance that with notice or lapse of time or both would constitute a breach or default) by other parties to any Instrument, which default or breach would reasonably be expected to affect the ability of Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement and the taking of any other action contemplated by this Agreement or any Ancillary Agreement, will not
(i) result in any violation of or be in conflict with or constitute a breach or default (with or without notice or lapse of time or both) under (a) the memorandum of association or articles of association of the Purchaser (b) any of the other Instruments, breach of or default under which would reasonably be expected to effect the ability of Purchaser to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement,
(ii) result in or constitute an event entitling any party to an Instrument to effect an acceleration of the maturity of any material indebtedness of the Purchaser or a material increase in the rate of interest presently in effect with respect to such indebtedness, or (iii) result in the creation of any Lien upon any of the material properties or assets of the Purchaser.

     SECTION 5.08 Certain Fees. No finder, broker, agent, financial advisor or other intermediary other than Credit Suisse First Boston Corporation has acted on behalf of the Purchaser in connection with this Agreement or the transactions contemplated by this Agreement, or is entitled to any payment in connection herewith or therewith.

                                  ARTICLE VI
                                   COVENANTS

     SECTION 6.01 Conduct of Business. Except as expressly contemplated by this Agreement or consented to in writing by Purchaser (in its sole discretion), or as limited by this Section 6.01, during the period from the date of this Agreement to the Closing Date, the Company and its Subsidiaries will conduct its operations only in, and neither the Company nor any of its Subsidiaries shall take any action except in, the ordinary and usual course of business and consistent with past practice, and the Company and its Subsidiaries will use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain advantageous relationships with customers, licensors, licensees, suppliers, contractors, distributors, business partners and others having business relationships with the Company or its Subsidiaries. Without limiting the generality of the foregoing and except as expressly contemplated by this Agreement or as set forth in Section 6.01 of the Disclosure Letter, from the date of this Agreement until the Closing Date, neither the Company nor any of its Subsidiaries will, without the prior written consent of Purchaser (such consent in Purchaser's sole discretion):

     (a) other than in connection with the exercise of the options or other contractual rights listed on Section 6.01(a) of the Disclosure Letter or the contingent dividend to be declared by the Board of Directors of the Company as part of the Spin-Off, split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution payable in cash, stock, property or otherwise in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock, or other securities, which purchase or redemption would otherwise not result in an adjustment to the Purchase Price to be paid to the shareholders of the Company under Section 2.03 of this Agreement;

     (b) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any capital stock of any class of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of any class of the Company or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

     (c) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business and in amounts not material to the Company or its Subsidiaries, (iii) make any loans or advances to any Person other than loans or advances of out-of-pocket expenses incurred in connection with the business of the Company or its Subsidiaries, or make any capital contributions to, or investments in, any other Person, (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries, or (v) mortgage or pledge any of its assets, tangible or intangible, or create any Lien thereupon other than Permitted Liens;

     (d) except as may be required by law or as contemplated by this Agreement, including Section 6.03, enter into, adopt, or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, equity award unit, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other Employee Benefit Plan; or enter into or amend any employment or severance agreement with, increase in any manner the salary, wages, bonus, commission, or other compensation or benefits of, any director, officer, employee or agent of the Company or any of its Subsidiaries except for increases in the ordinary course of business and consistent with past practice which are not material in amount; or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, equity award units or performance units) except for benefits paid in the ordinary course consistent with past practice which are not material in amount;

     (e) other than the Company's acquisition of Hamilton on the terms set forth in Section 6.01(e) of the Disclosure Letter, acquire (by merger, amalgamation, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment (other than investments made in compliance with the Company's existing investment guidelines) either by purchase of stock or securities, contributions to capital, property transfer, or acquisition (including by lease) of any material amount of properties or assets of any other individual or entity;

     (f) except as expressly required herein, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the Latest Balance Sheet or incurred in connection with the transactions contemplated by this Agreement or in the ordinary course of business and consistent with past practice;

     (g) amend the memorandum of association or bye-laws of the Company;

     (h) adopt a plan of complete or partial liquidation or resolutions providing for the complete or partial liquidation, dissolution, amalgamation, consolidation, restructuring, recapitalization or other reorganization of the Company;

     (i) enter into any new lines of business (whether or not part of the insurance or reinsurance business), change any existing standard policy forms, change its investment policies or guidelines or otherwise make material changes to the operation of its business or change its loss reserve methodology;

     (j) other than with respect to investments made by the Company at the direction of its employees with respect to the deferred compensation plan of the Company, invest any investment securities of the Company in investments which, at the time the investment was made, are not rated in one of the four highest categories by a "nationally recognized statistical rating agency" as defined in the rules or regulations of the SEC;

     (k) except for the Spin-Off, sell (whether by amalgamation, consolidation or otherwise), lease, encumber, transfer or dispose of any assets (including without limitation, rights of renewal) outside the ordinary course of business consistent with past practices or any assets which are material to the Company or any of its Subsidiaries taken as a whole, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practices;

     (l) authorize or make or commit to make any capital expenditures, except for transactions in the ordinary course of business consistent with past practice (but in no event in excess of $100,000 in the aggregate) or pursuant to agreements or commitments entered into by the Company prior to the date hereof;

     (m) make any Tax elections or settle or compromise any material Bermuda, United States federal, state, local or other foreign income tax liability, or waive or extend the statute of limitations in respect of any such taxes ;

     (n) except for the settlement of insurance or reinsurance claims in the ordinary course of business consistent with past practice, pay or agree to pay in settlement or compromise of any suits or claims of liability against the Company or any of its Subsidiaries, its directors, officers, employees or agents, more than an aggregate of $100,000 for all such suits and claims;

     (o) issue any insurance or reinsurance with respect to Aquila Risk Management Corporation or permit Aquila Risk Management Corporation to enter into any Contracts for insurance or reinsurance;

     (p) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (q) establish any loss reserves other than in accordance with GAAP and consistent with past practice or reduce any loss reserves except upon payment of the loss to which such reserves relate;

     (r) except as expressly contemplated by this Agreement, terminate, modify, amend or otherwise alter in an adverse manner to the Company any material terms or provisions of any of its Contracts;

     (s) except as expressly contemplated by this Agreement, enter into any agreement providing for the acceleration or payment or performance or other consequence as a result of a change in control of the Company or any of its Subsidiaries;

     (t) make any investment in Derivative Financial Instruments; or

     (u) take any action or agree, in writing or otherwise, to take any of the foregoing actions or any action which would make any representation or warranty in Article III hereof materially untrue or incorrect.

     SECTION 6.02 Public Announcements. Prior to the Closing, the Purchaser, the Company and the Sellers shall not issue any press release or otherwise make any public statements with respect to this Agreement without the approval of the other parties as to the wording, timing and media for such press release or statement, except as may be required by law or any securities exchange, which shall be notified to the other parties.

     SECTION 6.03 Termination and Waiver of Certain Arrangements. (a) Each of the Sellers and the Company hereby agree, pursuant to Section 4.09 of the Shareholders' Agreement, to waive any breach or violation of the Shareholders' Agreement and the bye-laws of the Company that might arise as a result of the execution of this Agreement by the Company and the Sellers. The Company and the Sellers hereby agree that the Shareholders' Agreement and any other agreement to which any Seller is a party (other than this Agreement) which relates to the voting or disposition of Shares shall be terminated without further action on the part of such Seller or the Company prior to the Closing, without any liability to the Company or Purchaser other than those liabilities fully satisfied prior to the Closing, and shall be of no further force or effect concurrently with the consummation of the Closing.

     (b) Each of the Sellers and the Company shall cause each of the Contracts listed in Section 6.03(b) of the Disclosure Letter to which it is party to be terminated prior to Closing (subject to the transactions contemplated hereby) without any liability to the Company or Purchaser other than those liabilities fully satisfied prior to the Closing.

     SECTION 6.04 Indemnification; Insurance. (a) From and after the Closing Date, the Purchaser shall indemnify, defend and hold harmless the officers and directors of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages and liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law (including, without limitation, reasonable attorneys' fees). The Purchaser agrees that all rights to indemnification existing in favor of the directors and officers of the Company and its Subsidiaries as provided in the memorandum of association and bye-laws or existing indemnification agreements of the Company and its Subsidiaries, as in effect as of the date hereof, with respect to matters occurring prior to the Closing Date, shall survive the consummation of the transactions contemplated by this Agreement and shall continue in full force and effect for a period of not less than six (6) years from the Closing Date, and the Purchaser shall guaranty the obligations of the Company and its Subsidiaries in respect thereof.

     (b) The Purchaser will cause to be maintained for a period of not less than six (6) years from the Closing Date the current directors' and officers' insurance and indemnification policy of the Company and its Subsidiaries to the extent that it provides coverage for events occurring prior to the Closing Date (the "D&O Insurance") for any of the Indemnified Parties; provided, however, that the Purchaser may, in lieu of maintaining such existing D&O Insurance as provided above, cause comparable coverage to be provided under any policy maintained for the benefit of the directors and officers of the Purchaser or any of its Subsidiaries, so long as (i) the issuer thereof (A) has an A.M. Best Company rating of A or better or (B) is A.C.E. Insurance Company, Ltd. or Corporate Officers & Directors Assurance Ltd., and (ii) the material terms thereof are no less advantageous to the Indemnified Parties than the existing D&O Insurance. If the existing D&O Insurance expires, is terminated or canceled during such six-year period, the Purchaser will cause to be obtained, to the extent commercially available, replacement D&O Insurance on terms and conditions no less advantageous to the Indemnified Parties than the existing D&O Insurance. Notwithstanding the foregoing, in satisfying its obligation under this Section 6.04, the Purchaser shall not be obligated to pay premiums in excess of 200% of the premium paid or to be paid by the Company and its Subsidiaries in the fiscal year ended December 31, 1997, which amounts have been disclosed to the Purchaser, but provided further that the Purchaser shall nevertheless be obligated to provide such coverage as may be obtained for 200% of the premium to be paid by the Company and its Subsidiaries for such insurance in the fiscal year ending December 31, 1998.

     (c) In the event that any action, suit, proceeding or investigation relating to the matters set forth in this Section 6.04 is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use their respective best reasonable efforts to assist the Company (prior to the Closing) and Purchaser (after the Closing) in vigorously defending against and responding thereto.

     SECTION 6.05 Access to Information. Between the date of this Agreement and the Closing Date, the Company will (and shall cause its Subsidiaries to) afford to authorized representatives (including without limitation attorneys, auditors, financial advisors and actuaries) of the Purchaser reasonable access during normal business hours to all its personnel, offices and other facilities and to all books and records and will permit Purchaser and its authorized representatives to make such inspections as they may reasonably require and will cause its officers and employees to furnish Purchaser and its authorized representatives such financial and operating data and other information with respect to its business and properties as the Purchaser and its authorized representatives may from time to time reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty contained in the Agreement or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement. The confidentiality of all such documents and information furnished in connection with the transactions contemplated by this Agreement shall be governed by the terms of the Confidentiality Letter.

     SECTION 6.06 Reasonable Best Efforts. Upon the terms and subject to the conditions hereof, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, the Option Agreement, the Option Termination Agreement and the Escrow Agreement and shall use its reasonable best efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or Governmental Authorities which are necessary or desirable in connection with the transactions contemplated by this Agreement, the Option Agreement, the Option Termination Agreement and the Escrow Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the Option Agreement, the Option Termination Agreement and the Escrow Agreement, the proper officers or directors of each of the parties hereto shall use its reasonable best efforts to take such action.

     SECTION 6.07 Spin-Off. The Company will use its reasonable best efforts to consummate, or cause to be consummated, the Spin-Off at or prior to the Closing.

     SECTION 6.08 Option Agreement. Upon obtaining the unconditional consent of Employers Reinsurance Corporation to the amendment of the Enterprise Stockholders' Agreement to permit the sale of the Option Shares to the Purchaser pursuant to the exercise of its Purchase Option and to provide that Purchaser will not be a "Designated CAT Shareholder" pursuant to the terms of the Enterprise Stockholders' Agreement (such amendment referred to herein as the "Enterprise Stockholders' Agreement Amendment"), each Seller shall execute and deliver to Purchaser the Option Agreement, substantially in the form of Exhibit B hereto. Sellers shall use their reasonable best efforts to obtain the unconditional consent of Employers Reinsurance Corporation to the Enterprise Stockholders' Agreement Amendment as soon as practicable after the date hereof, but in any event within 45 days after the Closing Date.

     SECTION 6.09 Acquisition of Hamilton. At or prior to the Closing, the Company shall have acquired all of the outstanding capital stock of Hamilton substantially upon the terms and conditions set forth in Section 6.01(e) of the Disclosure Letter.

     SECTION 6.10 Employee Benefits. (a) Purchaser shall, during the period commencing at the Closing Date and ending on the first anniversary thereof, provide the employees of the Company and its Subsidiaries with benefits under employee benefit plans (other than plans involving the issuance of Share-based awards) that are no less favorable in the aggregate than those benefits currently provided by the Company and its Subsidiaries to such employees. Without limiting the generality of the foregoing sentence, Purchaser explicitly agrees to assume the obligations of the Company and its Subsidiaries under the Company's Non-Qualified Deferred Compensation Plan. Following the Closing Date, Purchaser shall honor all individual employment or severance agreements in effect for employees (or former employees) of the Company and its Subsidiaries as of the date hereof to the extent that such individual agreements are included in Section 3.18 of the Disclosure Letter; provided, however, that nothing contained herein shall prevent Purchaser from amending or terminating any such agreement in accordance with such agreement's terms. For a period of six months after the Closing Date, Purchaser or an Affiliate shall continue the employment, at substantially the same compensation and with substantially the same job responsibilities and in the same municipal location as the employee's then current work location, of all employees of the Company and its Subsidiaries, subject to the provisions of any applicable employment agreement; provided, that if any such employee is terminated prior to the termination of such six-month period, such employee shall nevertheless be entitled to the remainder of such employees compensation for such six-month period. In addition, Purchaser shall extend to the Company's officers assistance in purchasing and maintaining personal automobiles consistent with Purchaser's normal policies and procedures.

     (b) Purchaser acknowledges that each of Paul T. Hasse and Charles L. Kline may serve, without compensation of any kind, as a non-executive co-Chairman of the Board of Directors of

Enterprise and as a member of the underwriting committee of the Board of Directors of Enterprise Reinsurance Limited, in each case, for a period not to exceed 12 months from the Closing Date; provided, that, if the unconditional consent of Employers Reinsurance Corporation to the Enterprise Stockholders' Agreement Amendment has not been obtained within 45 days after the Closing Date, Purchaser shall have the right to cause Paul T. Hasse and Charles L. Kline to cease all activities and resign their respective positions as non-executive co-Chairmen of the Board of Directors of Enterprise and as members of the underwriting committee of the Board of Directors of Enterprise Reinsurance Limited as of such 45th day.

     (c) The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, employees of the Company and its Subsidiaries, their heirs and their representatives.

     SECTION 6.11 Taxes. On or after the Closing Date, neither the Purchaser nor any of its Subsidiaries will make any Tax election (including any election pursuant to Section 338 of the Code), amend any Tax return or take any position on any Tax return, or take any other action that results in any increased Tax liability of any Seller for any pre-closing tax period (or portion thereof) or the purchase and sale of Shares hereunder.

                                  ARTICLE VII
                           CONDITIONS TO THE CLOSING

     SECTION 7.01 General Conditions. The obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of the following conditions:

     (a) The transactions contemplated by the Agreement shall have been approved by the Minister.

     (b) No order, statute, rule, regulation, executive order, stay, decree, judgment, injunction or regulatory action shall have been enacted, entered, issued, promulgated, threatened or enforced by any Governmental Authority which has resulted in a prohibition against the consummation of the transactions contemplated by this Agreement.

     SECTION 7.02 Conditions to the Company's and the Sellers' Obligations. The obligations of the Company and each Seller to consummate the transactions contemplated by this Agreement shall be further subject to the following conditions unless waived in accordance with Section 10.02:

     (a) The Purchaser shall have performed in all material respects each obligation and covenant to be performed by it pursuant to this Agreement on or prior to the Closing Date.

     (b) The representations and warranties of the Purchaser contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Purchaser contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case (except to the extent such representations and warranties speak as of an earlier date) as though made as of and on the Closing Date, except as otherwise contemplated by this Agreement.

     (c) The Company and Sellers shall receive customary closing documents in form and substance reasonably satisfactory to it, including, without limitation, secretary's certificates of the Purchaser certifying the resolutions of the Board of Directors of the Purchaser approving this Agreement and certifying the memorandum of association and articles of association of the Purchaser; a certificate of an executive officer of the Purchaser certifying compliance with all covenants and obligations of the Purchaser to be performed on the Closing Date, and certifying as to the accuracy of the representations and warranties of the Purchaser as of the Closing Date; an incumbency and signature certificate for officers of the Purchaser; and a good standing certificate for the Purchaser from the Cayman Islands and a certificate of compliance for the Purchaser from Bermuda.

     (d) The Company and Sellers shall have received evidence satisfactory to it that all consents, approvals and filings required for the consummation of the transactions contemplated by this Agreement and the ownership and operation by the Purchaser and its business have been made or obtained.

     (e) Purchaser shall have delivered to Sellers an opinion of Maples & Calder, an opinion of Mayer, Brown & Platt, and an opinion of Appleby, Spurling & Kempe, substantially in the form of Exhibit E hereto.

     (f) Purchaser and the Escrow Agent shall have executed and delivered to Sellers the Escrow Agreement, which (assuming due execution by the Sellers) shall be in full force and effect.

     SECTION 7.03 Conditions to the Purchaser's Obligation. The obligation of the Purchaser to consummate the transactions contemplated by this Agreement shall be further subject to the following conditions unless waived in accordance with Section 10.02:

     (a) The Company shall have performed in all material respects each obligation and covenant to be performed by it pursuant to this Agreement on or prior to the Closing Date.

     (b) The representations and warranties of the Company and the Sellers contained in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of the Company and the Sellers contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case (except to the extent such representations and warranties speak as of an earlier date) as though made as of and on the Closing Date, except as otherwise contemplated by this Agreement; provided, that the representations and warranties made by the Company and the Sellers as to Enterprise or any of its Subsidiaries in Sections 3.01, 3.05, 3.10 and 3.14 shall be made only as of the date of this Agreement (except to the extent that such representations and warranties speak as of an earlier date).

     (c) Each Seller shall have delivered to the Purchaser one or more certificates representing, in the aggregate, 100% of the issued and outstanding Shares of the Company, duly endorsed in blank for transfer or accompanied by duly executed stock powers, signatures guaranteed, free and clear of all Liens, in form reasonably acceptable to the Purchaser and its counsel.

     (d) Subject to Section 2.06(b), no Material Adverse Effect on the Company shall have occurred since December 31, 1997 and be continuing.

     (e) The Purchaser shall receive customary closing documents in form and substance reasonably satisfactory to it, including, without limitation, a secretary's certificate certifying the resolutions of the Board of Directors and certifying the memorandum of association and bye-laws of the Company; a Certificate of the Chief Executive Officer of the Company certifying compliance with all covenants and obligations of the Company and certifying as to the accuracy of the representations and warranties of the Company as of the Closing Date; an incumbency and signature certificate for officers of the Company; and a certificate of compliance for the Company from Bermuda.

     (f) The Purchaser shall have received evidence satisfactory to it that all consents and approvals and filings required for the consummation of the transactions contemplated by this Agreement and all consents required by Contracts listed in Section 7.03(f) of the Disclosure Letter shall have been obtained.

     (g) The Purchaser shall have received the resignations of the directors of the Company and its Subsidiaries.

     (h) All the Contracts set forth in Section 6.03(b) of the Disclosure Letter and all agreements (other than this Agreement) which relate to the voting or disposition of Shares, including the Shareholders' Agreement, shall have been terminated without any liability to the Company or Purchaser other than those liabilities fully satisfied prior to the Closing.

     (i) Each Seller shall have delivered to Purchaser an opinion or opinions of counsel, substantially in the form of Exhibit F hereto.

     (j) The Spin-Off shall have been consummated.

     (k) The Company shall have acquired all of the outstanding capital stock of Hamilton under terms and subject to conditions similar in all material respects to the terms and conditions of such acquisition disclosed to Purchaser in
Section 6.01(e) of the Disclosure Letter.

     (l) If the Sellers have obtained the unconditional consent of Employers Reinsurance Corporation to the Enterprise Stockholders' Agreement Amendment, each of the Sellers shall have executed and delivered to Purchaser the Option Agreement.

     (m) Each of the Sellers shall have executed and delivered to Purchaser the Escrow Agreement, which (assuming due execution by the Purchaser and the Escrow Agent) shall be in full force and effect.

                                 ARTICLE VIII
                                INDEMNIFICATION

     SECTION 8.01 Survival of Representations, Warranties and Covenants. Except for the representations and warranties set forth in Section 4.01 (Ownership of Shares) and Section 4.02(Authority) which shall survive forever (subject to any applicable statutes of limitations), the representations and warranties of the parties contained in this Agreement, including the Disclosure Letter and any other written disclosures expressly contemplated by this Agreement, and any covenants or other agreements the performance of which is specified to occur on or prior to the Closing Date, shall not survive the Closing Date. Any covenant or other agreement in this Agreement any portion of the performance of which may or is specified to occur after the Closing shall survive the Closing indefinitely or for such lesser period of time as may specified therein.

     SECTION 8.02 Obligations of Seller. From and after the Closing Date, each of the Sellers hereby agrees, severally and not jointly, to indemnify, defend and hold harmless the Purchaser and its employees, officers, directors, partners, stockholders, representatives and agents and Affiliates (the "Purchaser Indemnified Parties") from and against any and all Losses which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from: (i) any breach or nonperformance of any of the covenants or other agreements made by any Seller in this Agreement and (ii) any inaccuracy in or breach of the representations and warranties set forth in Section 4.01 or
Section 4.02.

     SECTION 8.03 Obligations of the Purchaser. From and after the Closing Date, the Purchaser hereby agrees to indemnify, defend and hold harmless the Sellers and the Sellers' beneficiaries (the "Seller Indemnified Parties") from and against any and all Losses which any of them may suffer, incur, or sustain arising out of, attributable to, or resulting from any breach or nonperformance of any of the covenants or other agreements made by the Purchaser in this Agreement.

     SECTION 8.04 Procedure. (a) Notice of Third Party Claims. Any Seller Indemnified Party or Purchaser Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by a third party against such Seller Indemnified Party or Purchaser Indemnified Party (a "Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 8.02 or 8.03, as the case may be. Written notice to the Indemnifying Party of the existence of a Third Party Claim shall be given by the Indemnified Party promptly after notice of the potential claim; provided, however, that the Indemnified Party shall not be foreclosed from seeking indemnification pursuant to this Article VIII by any failure to provide such prompt notice of the existence of a Third Party Claim to the Indemnifying Party unless the Indemnifying Party has been materially damaged or prejudiced as a result of such delay.

     (b) Defense. Except as otherwise provided in this Agreement, the Indemnifying Party may elect to compromise or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (which counsel shall be reasonably satisfactory to the Seller Indemnified Party or Buyer Indemnified Party, as the case may be), any Third Party Claim. If the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall, within thirty (30) days after receiving notice of the Third Party Claim (ten (10) days if the Indemnified Party states in such notice that prompt action is required), notify the Indemnified Party of its intent to do so, and the Indemnified Party shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend against the Third Party Claim, or fails to notify the Indemnified Party of its election to do so as provided in this Section 8.04, or otherwise abandons the defense of such Third Party Claim, (1) the Indemnified Party may pay (without prejudice of any of its rights as against the Indemnifying Party), compromise or defend such Third Party Claim (until such defense is assumed by the Indemnifying Party) and (2) the costs and expenses of the Indemnified Party incurred in connection therewith shall be indemnifiable by the Indemnifying Party pursuant to the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in connection with any Third Party Claim in which the Indemnified Party shall reasonably conclude, based upon the written advice of its counsel, that (x) there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Third Party Claim or (y) there are specific defenses or claims available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the Indemnified Party shall have the right to participate in the defense of such Third Party Claim with such Indemnified Party's own counsel. In such an event, the Indemnifying Party shall pay the reasonable fees and disbursements of counsel of the Indemnifying Party and one counsel to the Indemnified Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any claim (however, if the sole settlement relief payable to a third party in respect of such Third Party Claim is monetary damages that are paid in full by the Indemnifying Party, the Indemnifying Party may settle such claim without the consent of the Indemnified Party) over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld by the Indemnified Party. In any event, except as otherwise provided in this Agreement, the Indemnified Party and the Indemnifying Party may each participate, at its own expense, in the defense of such Third Party Claim. If the Indemnifying Party chooses to defend any claim, the Indemnified Party shall make available to the Indemnifying Party any personnel or any books, records or other documents within its control that are reasonably necessary or appropriate for such defense, subject to the receipt of appropriate confidentiality agreements.

     (c) Miscellaneous. The procedures set forth in Section 8.04(b) above shall apply solely with respect to Third Party Claims and shall not be deemed to apply to, or otherwise affect or limit, an Indemnified Party's rights under this Agreement with respect to any claim other than a Third Party Claim.

     (d) Notice of Non-Third Party Claims. Any Indemnified Party seeking indemnification for any Loss or potential Loss arising from a claim asserted by any party to this Agreement against the Indemnifying Party (a "Non-Third Party Claim") shall give written notice to the Indemnifying Party specifying in detail the source of the Loss or potential Loss under Section 8.02 or 8.03, as the case may be. Written notice to the Indemnifying Party of the existence of a Non-Third Party Claim shall be given by the Indemnified Party promptly after the Indemnified Party becomes aware of the potential claim.

     SECTION 8.05 Exclusivity. The indemnification provisions contained in this Article VIII shall be the exclusive post closing remedy available to an Indemnified Party with respect to the matters referred to in Section 8.02 and 8.03.

     SECTION 8.06 Subrogation. The rights of any Indemnifying Party shall be subrogated to any right of action which the Indemnified Party may have against any other person with respect to any matter giving rise to a claim for indemnification under this Agreement.

                                  ARTICLE IX
                                  TERMINATION

     SECTION 9.01 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

     (a) by the mutual written agreement of both Purchaser and each Seller;

     (b) by either Purchaser or Sellers by giving written notice of such termination to the other party, if the Closing shall not have occurred by July 30, 1998;

     (c) by either Purchaser or Sellers if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action become final and nonappealable.

     SECTION 9.02 Procedure and Effect of Termination. In the event of the termination of this Agreement, none of the Purchaser, the Company or any Seller shall have any obligation to perform hereunder from and after the date of such termination, except that Section 10.04 (Expenses), Section 10.07 (Notices),
Section 10.08 (Governing Law) and Section 10.09 (Consent to Jurisdiction; Jury Trial; Venue) shall survive such termination and remain in full force and effect notwithstanding such termination. If this Agreement is terminated as permitted by Section 9.01, such termination shall be without liability of any party (or any stockholder, director, partner, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, failure to perform a covenant of this Agreement or willful breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Losses incurred or suffered by the other parties as a result of such failure or breach.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

     SECTION 10.01 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement signed on behalf of the Purchaser, the Company and each of the Sellers at any time prior to the Closing Date with respect to any of the terms contained in this Agreement.

     SECTION 10.02 Waiver of Compliance; Consents. Any failure of the Purchaser, on the one hand, or the Company and the Sellers, on the other hand, to comply with any obligation, covenant, agreement or condition in this Agreement may be waived in writing by the Company and the Sellers or the Purchaser, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

     SECTION 10.03 Severability and Validity. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.04 Expenses and Obligations; No Right to Set-Off. (a) Each of the parties shall pay its own expenses incurred in connection with the negotiation and preparation of this Agreement, the performance of its covenants in this Agreement, and the effectuation of the transactions contemplated by this Agreement, including, without limitation, all fees and disbursements of its respective legal counsel, advisors, and accountants. Each party to this Agreement shall indemnify and hold harmless the other against any claim for fees or commissions of brokers, finders, agents, or bankers retained or purportedly retained by the indemnitor party in connection with the transactions contemplated by this Agreement.

     (b) Other than with respect to the Escrow Amount, no party shall have a right to set-off the amounts owed to such party under this Agreement against any amount to which such party is entitled which does not arise under this Agreement.

     SECTION 10.05   Parties in Interest. Except as contemplated by Sections
6.04 and 6.10 of this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     SECTION 10.06 Additional Agreements. Subject to the terms and conditions provided in this Agreement, the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 10.07 Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

     (a)  if to the Purchaser, to:

               ACE Limited
               The ACE Building
               30 Woodbourne Ave.
               Hamilton HM08 Bermuda
               Telephone: (441) 295-5200
               Facsimile: (441) 295-5221

               Attention: Peter N. Mear
          with copies to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, IL  60603
               Telephone: (312) 701-7100
               Facsimile: (312) 701-7711

               Attention:  Edward S. Best

     (b)  if to the Company prior to the Closing Date, to:

               CAT Limited
               Cumberland House
               One Victoria Street
               P. O. Box HM 2702
               Hamilton HMKX, Bermuda
               Telephone: (441) 292-2102
               Facsimile: (441) 292-2371

               Attention: President, Chief Executive Officer

          with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telephone: (212) 450-4000
               Facsimile: (212) 450-4800

               Attention: Carole Schiffman

     (c) if to the Sellers, to the addresses listed for each Seller in Exhibit A hereto.

     SECTION 10.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware regardless of principles of conflicts of laws.

     SECTION 10.09 Consent to Jurisdiction; Jury Trial; Venue. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware and the provincial courts sitting in Toronto, Ontario, Canada or the Canadian federal courts sitting in Toronto, Ontario, Canada, as the case may be, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. The service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court may be served on the Purchaser, the Company or any Seller by mailing it a copy of such process or summons at its address set forth, and in the manner provided, in
Section 10.07, with such service deemed effective on the fifteenth day after the date of such mailing. In addition, to the copy of such process or summons mailed as provided in the immediately preceding sentence, such party shall send an additional copy of such process or summons by overnight courier to the address set forth in Section 10.07.

     Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware or provincial courts sitting in Ontario, Canada or the federal courts sitting in Toronto, Ontario, Canada and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

     SECTION 10.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 10.11 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles or Sections, unless otherwise specified, are to Articles and Sections of this Agreement.

     SECTION 10.12 Release of Claims. Subject to the occurrence of the Closing and as of the Closing, each Seller and its Subsidiaries, if any, hereby releases and forever discharges the Company and the Company's Affiliates, including without limitation, the shareholders, directors, officers, agents, representatives, advisors and employees of the Company and the Company's Affiliates, and their respective heirs, executors, administrators, successors and assigns, from all actions, causes of action, suits, debts, claims and demands arising out of facts or circumstances prior to the Closing whatsoever, whether at law or in equity or otherwise, which such Seller ever had, or now or hereafter may have, for, upon or by reason of any matter, cause or thing whatsoever related to the Company, whether in its own right, jointly with any other Person, derivatively or otherwise, contingent, accrued or otherwise arising out of facts or circumstances prior to the Closing, except for those rights and obligations arising under the Contracts listed in Section 3.26 of the Disclosure Letter. The parties understand that no Affiliates of any Seller (other than Subsidiaries of any Seller) has agreed to release the Company and its Affiliates pursuant to this Section 10.12.

     SECTION 10.13 Entire Agreement; Assignment. This Agreement, including the documents and instruments referred to in this Agreement, and the Confidentiality Letter embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement. There are no agreements, restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement shall not be assigned by operation of law or otherwise, except with the prior written consent of each other party hereto, except that before or after the Closing, the Purchaser shall have the right, without such consent, to assign to a direct or indirect wholly owned subsidiary of the Purchaser its rights and obligations under this Agreement, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Notwithstanding the foregoing, First Plaza Group Trust and Leeway & Co. shall have the right to assign this Agreement to one or more successor trustees, plans or nominees for, or successors by reorganization of, a qualified pension plan trust, provided that no such assignment shall relieve First Plaza Group Trust or Leeway & Co. of their obligations hereunder if any such assignee does not perform such obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be signed and sealed on their behalf by their duly authorized officers, all as of the day and year first above written.

                                       ACE LIMITED

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------
   Secretary
   [SEAL]



                                       CAT LIMITED

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------
   Secretary
   [SEAL]


                                       THE MORGAN STANLEY LEVERAGED
                                       EQUITY FUND II, L.P.
                                         By: Morgan Stanley Leveraged Equity
                                             Fund II Inc., as general partner

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------

                                       MELLON BANK N.A., solely in its capacity as Trustee for First Plaza Group Trust as directed by General Motors Investment (Management Corporation), and not in its individual capacity

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------


                                       LEEWAY & CO.
                                         By: State Street Bank & Trust Co.,
                                             a partner

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------


                                       CHASE EQUITY ASSOCIATES, L.P.
                                         By: Chase Capital Partners, as
                                             general partner

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------


                                       THE CHUBB CORPORATION

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------

                                       THE PLYMOUTH ROCK COMPANY INCORPORATED

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------


                                       CHESNEY LIMITED

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------


                                       CRS III LIMITED

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

Attest:


------------------------

                                                                       EXHIBIT A


                          SHAREHOLDERS OF THE COMPANY

                                                                                Percentage of
             Shareholder                        Number of Shares Owned     Outstanding Shares
             -----------                        ----------------------     ------------------
The Morgan Stanley Leveraged                          1,046,725                    43.047060%
Equity Fund II, L.P.
1221 Avenue of the Americas
33rd Floor
New York, New York 10020
Attn: General Counsel

First Plaza Group Trust                                 383,603                    15.775855%
c/o Mellon Bank N.A.
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
Attn: Bernadette M. Rist

Leeway & Co.                                            191,802                     7.887948%
c/o State Street Bank & Trust
1 Enterprise Drive
North Quincy, Massachusetts 02171
Attn: Kim Moynihan

Chase Equity Associates, L.P.                           192,688                     7.924385%
380 Madison Avenue
New York, New York 10017
Attn: John M.B. O'Connor

The Chubb Corporation                                   193,065                     7.939889%
15 Mountain View Road
Warren, New Jersey 07061-1615
Attn: David Kelso

The Plymouth Rock Company Incorporated                   16,958                     0.697406%
695 Atlantic Avenue
Boston, Massachusetts 02111
Attn: James Stone

                                                                                Percentage of
    Shareholder                                 Number of Shares Owned     Outstanding Shares
    -----------                                 ----------------------     ------------------
Chesney Limited                                          14,574                     0.599363%
Analyst House
20-26 Peel Road
Douglas
Isle of Man IM99 1AP
United Kingdom
Attn: David Drewett

CRS III Limited                                         392,168                    16.128094%
Cumberland House
One Victoria Street
Hamilton HM HX
Bermuda
Attn: President

                                                                       EXHIBIT B


                                OPTION AGREEMENT

     This Option Agreement ("Agreement") is made as of the __th day of _____, 1998, by and among ACE Limited, a Cayman Islands company ("Grantee"), and the stockholders [and holders of equity award units] listed on Exhibit A hereto ("Grantors") of Enterprise Reinsurance Holdings Corporation, a Delaware corporation (the "Company").

     WHEREAS, Grantee, CAT Limited, a Bermuda company limited by shares ("CAT"), and the Grantors have entered into a Stock Purchase Agreement dated as of March 25, 1998 (the "Stock Purchase Agreement"), whereby Grantee has agreed to purchase for the consideration set forth in the Stock Purchase Agreement, and the Grantors have agreed to sell all of the Grantors' right, title and interest to, all of CAT's outstanding common shares, par value $1.00 per share.

     WHEREAS, as of the date of the Stock Purchase Agreement, CAT owned [____] Class B Common Shares, par value $0.001 per share and [____] Class C Common Shares, par value $0.001 per share of the Company (collectively, the "Company Shares").

     WHEREAS, on or prior to the date of the Stock Purchase Agreement, the board of directors of CAT has declared a dividend to distribute to its shareholders and certain employees all shares of capital stock of the Company held by CAT and not previously delivered to such Persons upon the exercise of options or other contractual rights held by them (such distribution and option exercise together referred to herein as the "Spin-Off").

     WHEREAS, on or prior to the date hereof, Spin-Off has been consummated.

     WHEREAS, as a condition and inducement to Grantee entering into the Stock Purchase Agreement and incurring the obligations set forth herein, the Grantors have agreed to enter into this Option Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I
                             STOCK PURCHASE OPTION

     SECTION 1.01 Option to Purchase Common Stock. (a) Upon the terms and subject to the conditions of this Agreement, at any time during the period beginning on the date of this Agreement and ending on the date which is the earlier of (i) ninety (90) days from the date of the closing of the transactions contemplated by the Stock Purchase Agreement and (ii) the date of the first exercise of the

Purchase Option (as defined below), whether in whole or in part (the "Option Period"), each of the Grantors irrevocably grants to Grantee the right to purchase (the "Purchase Option") from each such Grantor all or any portion of such number of Company Shares of the Company as are indicated opposite such Grantor's name on Exhibit A hereto (all such common shares being referred to as the "Option Shares"). In the event Grantee would acquire Class B Common Shares representing more than 18.85% of the voting power of the outstanding capital stock of the Company upon exercise of the Purchase Option, Grantors may deliver to Grantee in respect of the Class B Common Shares representing voting power in excess of such 18.85% (the "Excess Class B Common Shares") such number of other common shares of the Company (reasonably acceptable to the Grantee) as shall provide Grantee with the same economic rights as the Excess Class B Common Shares.

     (b) The per share purchase price (the "Purchase Price") payable by Grantee upon exercise of the Purchase Option with respect to any Option Share shall be $138.25, payable in cash.

     (c) In the event of the reorganization, reclassification, recapitalization, merger or sale of the Company or the subdivision of its outstanding common shares into a greater number of shares or the combination of its outstanding common shares into a smaller number of shares, or in case any similar change in the corporate or capital structure of the Company shall occur as to which the other provisions of this subparagraph (c) are not strictly applicable but the failure to make any adjustment would not fairly protect Grantee's purchase rights represented by this Option Agreement, in accordance with the essential intent and principles hereof then, in each such case, an adjustment to the Purchase Price or number or character of Option Shares shall be made to preserve, without dilution, the economic value of this Option Agreement measured in terms of the fair value hereof immediately prior to such event. If the parties hereto cannot agree upon either the need for such adjustment or the amount or nature of such adjustment, the matter shall be submitted to Arthur Andersen LLP, or if Arthur Andersen LLP is not available, another nationally recognized public accounting firm mutually agreed upon by the parties hereto. Grantee, on the one hand, and the Grantors, on the other, each shall bear one-half of the fees, costs and expenses of the accounting firm retained to resolve any objection under this subsection (c).

     SECTION 1.02 Exercise of Purchase Option. At any time during the Option Period, Grantee may notify the Grantors of its election to exercise the Purchase Option, in whole or in part, by delivering an irrevocable written notice to the Grantors stating that Grantee is exercising its Purchase Option and specifying the number of Option Shares to be purchased and the date and time for the closing of such purchase (the "Closing"), which date (the "Closing Date") shall, subject to the satisfaction of the conditions to Closing set forth in Section
1.04 of this Agreement, not be sooner than three (3) business days nor later than twenty (20) business days from the date such notice is delivered; provided, that the Closing may not occur after the expiration of the Option Period. The number and type of Option Shares to be sold by each Grantor, if less than all, shall be apportioned among the Grantors in proportion to the number and type of Option Shares held by them (with rounding as necessary to avoid fractional shares). At the Closing, each Grantor shall deliver to Grantee one or more certificates representing the Option Shares to be delivered on the Closing Date, duly endorsed in blank for transfer or accompanied by duly executed stock powers, signatures guaranteed, in form reasonably acceptable to Grantee and its counsel, and Grantee shall pay the Purchase Price attributable to each such Option Share by wire transfer in immediately available funds to the account(s) designated by the Grantors.

     SECTION 1.03 Closing. The Closing shall be held at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 at 9:00 a.m. on the Closing Date or at such other time and/or on such other date as the parties to this Agreement shall agree.

     SECTION 1.04 Conditions to Closing. (a) The respective obligation of each party to effect the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (i) Any applicable waiting period (and any extension thereof) under the HSR Act shall have been terminated or shall have expired.

          (ii) No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition shall be in effect preventing the Closing or prohibiting or limiting the ownership of the Option Shares by Grantee.

     (b) The obligation of the Grantee to effect the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following further conditions:

          (i) The representations and warranties of the Grantors contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date).

          (ii) Grantee shall have received evidence satisfactory to it that all consents and approvals required for the consummation of the transactions contemplated by this Agreement and for the exercise of the Purchase Option by Grantee (including the consent of lenders under the Company's revolving credit agreement) have been obtained.

     (c) The obligation of each Grantor to effect the Closing is subject to the satisfaction or waiver on or prior to the Closing Date of the following further conditions:

          (i) The representations and warranties of Grantee contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date); and

          (ii) Grantee shall have executed an agreement, in form and substance reasonably satisfactory to such Grantor, pursuant to which Grantee shall have agreed to become bound by the provisions of the Stockholders' Agreement in the form delivered to Grantee prior to the date hereof (amended as described in Section 2.05) pursuant to the terms thereof.

                                  ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE GRANTORS


     Each Grantor hereby represents and warrants to Grantee that:

     SECTION 2.01 Authority. As of the date of this Agreement and as of the Closing Date, such Grantor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Grantor, the performance by such Grantor of its obligations under this Agreement and the consummation by such Grantor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Grantor. No other corporate proceedings on the part of such Grantor are necessary for the execution, delivery and performance of this Agreement by such Grantor, the performance by such Grantor of its obligations under this Agreement and the consummation by such Grantor of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by such Grantor and (assuming the due authorization, execution and delivery of this Agreement by the Grantee) constitutes a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     SECTION 2.02 Ownership of Stock. As of the date of this Agreement and as of the Closing Date, such Grantor will, with respect to the shares of capital stock of the Company set forth next to the name of such Grantor in Exhibit A to this Agreement (less any shares with respect to which the Purchase Option has been exercised), (i) be the record and beneficial holder of such shares and (ii) own such shares free and clear of all liens, charges and encumbrances other than the Stockholders' Agreement. Grantors have provided Grantee a true and correct copy of the Stockholders' Agreement. Upon the consummation of the transactions contemplated by this Agreement, Grantee will own all shares of capital stock transferred from such Grantor free and clear of all liens, charges and encumbrances, other than restrictions imposed by applicable securities laws and the Stockholders' Agreement.

     SECTION 2.03 Capitalization. (a) As of the date of this Agreement, the authorized share capital of the Company consists of (i) 9,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock") and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Of the 9,000,000 shares of Common Stock authorized as of the date of this Agreement, (i) 350,000 shares have been designated Class A Common Stock, of
which [       ] shares are outstanding, (ii) 650,000 shares have been designated
Class B Common Stock, of which [       ] shares are outstanding, (iii) 650,000
shares have been designated Class C Common Stock, of which [       ] shares are
outstanding, (iv) 3,000,000 shares have been designated Class D Common Stock, of
which [   ] shares are outstanding, (v) 150,000 shares have been designated
Class E Common Stock, of which [   ] shares are outstanding, and (vi) 50,000
shares have been designated Class F Common Stock, of which [   ] shares are
outstanding. As of the date of this Agreement, the total number of common shares of the Company indicated opposite the Grantors' names on Exhibit A hereto constitutes twenty-nine percent (29%) of the Company's capital stock on a primary basis.

     (b) Other than Common Stock, as of the date of this Agreement, the Company has no outstanding securities convertible into or exchangeable for any shares of its capital stock and has no outstanding options or rights to subscribe for or to purchase its capital stock or any securities convertible into or exchangeable for its capital stock. Other than pursuant to the terms of the Stockholders' Agreement, there are no preemptive rights with respect to the issuance of Common Stock or Preferred Stock upon the exercise of the Purchase Option.

     SECTION 2.04 Consents. Except for filings under Federal and applicable state securities laws and the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and except as referred to in Section 1.04(b) of this Agreement, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or other person, not made or obtained, is required in connection with the execution or delivery of this Agreement, the sale or delivery of the Option Shares, or the carrying out by the Grantors of the other transactions contemplated hereby.

     SECTION 2.05 Amendment of Stockholders' Agreement. As of the date of this Agreement, the Grantors have caused the Stockholders' Agreement dated as of January 17, 1997, as amended, among the Company, CAT, Morgan Stanley, Dean Witter, Discover & Co. (as successor to Morgan Stanley Group Inc.), Employers Reinsurance Corporation, The Chubb Corporation and the Persons identified on the signature pages thereof (the "Stockholders' Agreement") to be amended to permit the sale of the Option Shares to the Grantee pursuant to the exercise of its Purchase Option and to provide that Grantee will not be a "Designated CAT Shareholder" pursuant to the terms of the Stockholders' Agreement.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF GRANTEE

     Grantee hereby represents and warrants to the Grantors as follows:

     SECTION 3.01 Corporate Organization. Grantee is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Grantee is not required to be authorized, qualified, licensed or domesticated as a foreign corporation under any United States federal, state or local corporate law. Grantee has furnished to the Company and the Grantors complete and correct copies of its memorandum of association and articles of association as in effect on the date of this Agreement. Such memorandum of association and articles of association are in full force and effect.

     SECTION 3.02 Authority. As of the date of this Agreement and as of the Closing Date, Grantee has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Grantee, the performance by Grantee of its obligations under this Agreement and the consummation by Grantee of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Grantee. No other corporate proceedings on the part of Grantee are necessary for the execution, delivery and performance of this Agreement by Grantee, the performance by Grantee of its obligations under this Agreement and the consummation by Grantee of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Grantee and (assuming the due authorization, execution and delivery of this Agreement by the Grantors) constitutes a legal, valid and binding obligation of Grantee, enforceable against Grantee in accordance with its terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     SECTION 3.03 Acquisition for Grantee's Account. The Option Shares to be acquired by Grantee upon any exercise of the Purchase Options will be acquired by Grantee for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder.

                                  ARTICLE IV
                                   COVENANTS

     SECTION 4.01 HSR Filing. Grantors shall, and shall cause the Company to, make, and assist Grantee in making, any necessary filings under the HSR Act in order to consummate the exercise of all or any portion of the Purchase Option.

     SECTION 4.02 Financial Statements and Other Information. Until such time as Grantee shall have exercised any portion of the Purchase Option, the Grantors shall deliver to Grantee any financial statements and other information which the Company distributes or makes available to its stockholders.

                                   ARTICLE V
                                 MISCELLANEOUS

     SECTION 5.01 Securities Act. (a) Grantee (A) understands that the Option Shares have not been and will not be registered under the Securities Act or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering,
(B) understands that the Option Shares may not be reoffered, resold, pledged or otherwise transferred except pursuant to an effective registration statement or in accordance with another exemption from the registration requirements of the Securities Act, (C) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Option Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Option Shares, and (E) is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

     (b) The certificates representing the Option Shares and any common shares or other securities issued in respect of such Option Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, may (unless otherwise permitted by applicable law) be stamped or otherwise imprinted with legends, including the following:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN OPTION AGREEMENT ON FILE WITH THE COMPANY."

     SECTION 5.02 No Rights as Stockholder. The parties understand that prior to the purchase by Grantee of any Option Shares pursuant to the terms hereof, Grantee shall have no rights in respect of any of such Option Shares (including without limitation, the right to vote or receive dividends in respect thereof) other than the right, subject to the terms and conditions of this Agreement, to exercise the Purchase Option.

     SECTION 5.03 Further Assurances. From and after the date of this Agreement, upon the request of Grantee, the Grantors shall, and shall cause the Company to, execute and deliver such further instruments, documents and other writings or cause to be done such further acts as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     SECTION 5.04 Assignment; Binding Effect. This Agreement shall not be assignable by any party without the written consent of the other parties to this Agreement; provided, however, that this Agreement is freely assignable by Grantee without the consent of the Grantors to any direct or indirect subsidiary of Grantee. This Agreement shall be binding upon the parties, their heirs, personal representatives, successors and assigns.

     SECTION 5.05 Severability. The provisions of this Agreement are severable. If any paragraph, subparagraph or provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement and the application of such paragraph, subparagraph or provision to persons or circumstances other than those with respect to which it is held invalid, shall remain valid and enforceable.

     SECTION 5.06 Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

          (a)  If to Grantee:

                    ACE Limited
                    The ACE Building
                    30 Woodbourne Ave.
                    Hamilton HM08 Bermuda
                    Telephone: (441) 295-5200
                    Facsimile: (441) 295-5221

                    Attention: Peter N. Mear

          with copies to:

                    Mayer, Brown & Platt
                    190 South LaSalle Street
                    Chicago, Illinois 60603
                    Telephone: (312) 701-7100
                    Facsimile: (312) 701-7711

                    Attention: Edward S. Best

          (b) If to the Grantors, to the address listed for each Grantor in Exhibit A hereto with copies to:

                    Davis Polk & Wardwell
                    450 Lexington Avenue
                    New York, New York 10017
                    Telephone: (212) 450-4000
                    Facsimile: (212) 450-4800

                    Attention: Carole Schiffman

     SECTION 5.07 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of principles of conflicts of laws.

     SECTION 5.08 Consent to Jurisdiction; Jury Trial; Venue. Each party to this Agreement irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware and the provincial courts sitting in Toronto, Ontario, Canada or the Canadian federal courts sitting in Toronto, Ontario, Canada, as the case may be, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. The service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court may be served on Grantee or any Grantor by mailing it a copy of such process or summons at its address set forth, and in the manner provided, in
Section 5.06, with such service deemed effective on the fifteenth day after the date of such mailing. In addition, to the copy of such process or summons mailed as provided in the immediately preceding sentence, such party shall send an additional copy of such process or summons by overnight courier to the address set forth in Section 5.06.

     Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware or provincial courts sitting in Ontario, Canada or the federal courts sitting in Toronto, Ontario, Canada and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

     SECTION 5.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 5.10 Headings and Captions. The titles and captions of the articles and paragraphs contained in this Agreement are provided for convenience of reference only and shall not be considered a part of this Agreement for purposes of interpreting or applying this Agreement and, therefore, such titles or captions do not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms, provisions, representations, warranties or conditions in any manner whatsoever.

     SECTION 5.11 Survival. The representations and warranties contained in this Agreement and made on the date hereof and on the Closing Date with respect to the purchase of any Option Shares shall not survive the Closing Date.

     SECTION 5.12 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 5.13 Amendment. This Agreement may be modified, amended or changed only with the written consent of all parties to this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Option Agreement to be signed and sealed on its behalf by a duly authorized officer as of the date first written above.




                                  GRANTEE:

                                       ACE LIMITED

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:



                                  GRANTORS:


                                       THE CHUBB CORPORATION

                                       By:
                                           --------------------------------
                                           Name:
                                           Title:

                              THE MORGAN STANLEY LEVERAGED
                              EQUITY FUND II, L.P.
                                    By: Morgan Stanley Leveraged Equity
                                        Fund II Inc., as general partner

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:


                              MELLON BANK N.A., solely in its capacity as Trustee for First Plaza Group Trust (as directed by General Motors Investment Management Corporation), and not in its individual capacity

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:


                              LEEWAY & CO.
                                  By: State Street Bank & Trust Co., a partner

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:


                              CHASE EQUITY ASSOCIATES, L.P.
                                  By: Chase Capital Partners, as general
                                      partner

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

                              THE PLYMOUTH ROCK
                              COMPANY INCORPORATED

                              By:
                                  --------------------------------------
                                  Name:
                                  Title:

                                       CHESNEY LIMITED

                                       By:
                                           ---------------------------
                                           Name:
                                           Title:


                                       CRS III LIMITED

                                       By:
                                           ---------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                          STOCKHOLDERS OF THE COMPANY


Stockholder Name and Address                  Number and Class of Option Shares
----------------------------                  ---------------------------------

The Morgan Stanley Leveraged
Equity Fund II, L.P.
1221 Avenue of the Americas
33rd Floor
New York, New York 10020
Attn: General Counsel

First Plaza Group Trust
c/o Mellon Bank N.A.
One Mellon Center
500 Grant Street
Pittsburgh, Pennsylvania 15258-0001
Attn: Bernadette M. Rist

Leeway & Co.
c/o State Street Bank & Trust
1 Enterprise Drive
North Quincy, Massachusetts 02171
Attn: Kim Moynihan

Chase Equity Associates, L.P.
380 Madison Avenue
New York, New York 10017
Attn: John M.B. O'Connor

The Chubb Corporation
15 Mountain View Road
Warren, New Jersey 07061-1615
Attn: David Kelso

The Plymouth Rock Company Incorporated
695 Atlantic Avenue
Boston, Massachusetts 02111
Attn: James Stone



                                  Exhibit A-1

Stockholder Name and Address                   Number and Class of Option Shares
----------------------------                   ---------------------------------

Chesney Limited
Analyst House
20-26 Peel Road
Douglas
Isle of Man IM99 1AP
United Kingdom
Attn: David Drewett

CRS III Limited
Cumberland House
One Victoria Street
Hamilton HM HX
Bermuda
Attn: President


                                  Exhibit A-2

                                                                     EXHIBIT C-1



                                March 25, 1998



CAT Limited and its Shareholders
Cumberland House
One Victoria Street
P. O. Box HM 2702
Hamilton HM KX
Bermuda

Gentlemen:

     Pursuant to the Option Agreement, dated _________, 199_ (the "Option Agreement"), the undersigned is a holder of ___options (the "Options") of CAT Limited ("CAT"), a Bermuda company limited by shares.

     In consideration of the undersigned's right to receive the cash payments (the "Payments") described in, and subject to the terms of, Article II of the Stock Purchase Agreement (the "Agreement") to be entered into among ACE Limited ("ACE"), a Cayman Islands company, CAT and the CAT shareholders, a form of which is attached hereto, the undersigned hereby unconditionally and irrevocably (i) agrees to forever relinquish his rights to the Options and any rights that [it or he] may have with respect to the Options under the Option Agreement, and (ii) releases and discharges each of ACE and CAT and each other entity directly or indirectly controlling, controlled by, or under common control with, ACE and CAT and each other entity directly or indirectly controlling, controlled by, or under common control with, ACE or CAT and any and all current or former directors, officers and shareholders of any of the foregoing, of any claim, obligation or liability, in law or in equity, that the undersigned had in the past, now has or hereafter shall or may have for, upon or by any reason of any event, matter or thing arising out of or relating to the undersigned's ownership of Options, including, without limitation, (i) claims by the undersigned alleging that the undersigned has a right to receive consideration in addition to or different from the Payments and (ii) claims by the undersigned against current or former directors of ACE and CAT alleging a breach of fiduciary duty of such directors arising in connection with the transactions contemplated by the Agreement.

                                        Very truly yours,

                                     C-1-1

Agreed and Acknowledged
as of the date first above written:

CAT LIMITED


By:
     ------------------------

ACE LIMITED

By:
     ------------------------

THE MORGAN STANLEY
LEVERAGED EQUITY FUND II, L.P.
(as representative for the shareholders
of CAT on the date hereof)

By:  Morgan Stanley Leveraged Equity Fund II, Inc.
     as General Partner

By:
     ------------------------

                                     C-1-2

                                                                     EXHIBIT C-2



                                March 25, 1998



CAT Limited and its Shareholders
Cumberland House
One Victoria Street
P. O. Box HM 2702
Hamilton HM KX
Bermuda

Gentlemen:

     The undersigned is a holder of Series A and/or Series B Equity Award Units issued by CAT Limited ("CAT"), a Bermuda company limited by shares, and/or Hamilton Services Limited ("Hamilton"), a Bermuda company limited by shares (the "Units"). Pursuant to the equity award agreements pursuant to which the undersigned's Units were granted, the undersigned is entitled to receive the cash payments (the "Payments") described in, and subject to the terms of,
Article II of the Stock Purchase Agreement (the "Agreement") to be entered into among ACE Limited ("ACE"), a Cayman Islands company, CAT and the CAT shareholders, a form of which is attached hereto.

     In consideration of the undersigned's right to receive the Payments, the undersigned hereby unconditionally and irrevocably releases and discharges each of ACE, CAT and Hamilton and each other entity directly or indirectly controlling, controlled by, or under common control with, ACE, CAT and Hamilton and each other entity directly or indirectly controlling, controlled by, or under common control with, ACE, CAT or Hamilton and any and all current or former directors, officers and shareholders of any of the foregoing, of any claim, obligation or liability, in law or in equity, that the undersigned had in the past, now has or hereafter shall or may have for, upon or by any reason of any event, matter or thing arising out of or relating to the undersigned's ownership of Units, including, without limitation, (i) claims by the undersigned alleging that the undersigned has a right to receive consideration in addition to or different from the Payments and (ii) claims by the undersigned against current or former directors of ACE, CAT and Hamilton alleging a breach of fiduciary duty of such directors arising in connection with the transactions contemplated by the Agreement.

                                        Very truly yours,

                                     C-2-1

Agreed and Acknowledged
as of the date first above written:

CAT LIMITED


By:
     -----------------------

ACE LIMITED

By:
     -----------------------

HAMILTON SERVICES LIMITED

By:
     -----------------------

THE MORGAN STANLEY
LEVERAGED EQUITY FUND II, L.P.
(as representative for the shareholders
of CAT on the date hereof)

By:  Morgan Stanley Leveraged Equity Fund II, Inc.
     as General Partner

By:
     -----------------------

                                     C-2-2

                                                                       EXHIBIT D

                               ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into this __ day of _____, 1998 by and among ACE Limited, a Cayman Islands company (the "Purchaser"), the shareholders (the "Sellers") of CAT Limited, a Bermuda company limited by shares (the "Company"), and The Bank of New York, a New York banking corporation, as escrow agent (the "Escrow Agent").

     WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of March 25, 1998 (the "Stock Purchase Agreement"), between the Purchaser, the Company and the Sellers, the Purchaser is concurrently with the execution of this Agreement purchasing from the Sellers and the Sellers are selling to the Purchaser all of the outstanding shares of capital stock of the Company.

     WHEREAS, pursuant to the Stock Purchase Agreement, the Purchaser has agreed to deliver to the Escrow Agent (as defined herein) the Escrow Amount to be held and disbursed in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE I
                                    ESCROW

     SECTION 1.01 Appointment of Escrow Agent. Purchaser and Sellers hereby appoint the Escrow Agent to serve as the escrow agent under and to administer the terms of this Agreement and the Escrow Agent accepts such appointment and agrees to perform the duties of Escrow Agent under this Agreement.

     SECTION 1.02 Deposit of Escrow Amount. Purchaser has concurrently with the execution and delivery of this Agreement, caused to be deposited in escrow with the Escrow Agent an amount in immediately available funds equal to the Escrow Amount, which shall be held by Escrow Agent in trust for the benefit of Purchaser and the Sellers, and shall be released and disbursed by the Escrow Agent only in accordance with the terms of this Agreement.

     SECTION 1.03 Delivery of Escrow Amount. Whenever there shall be delivered to the Escrow Agent either:

     (i) a joint or counterpart written notice of the Sellers Representative and the Purchaser, or

     (ii) a certified copy of a final judgment, award or determination (including the determination specified in Section 2.05 of the Stock Purchase Agreement) determining, that there exists a Net Book Value Shortfall or a Net Book Value Difference and specifying, in the case of a Net Book Value Difference, the amount thereof, the Escrow Agent shall deliver to Purchaser by wire transfer of immediately available funds from the escrow to the account or accounts designated by the Purchaser an amount in cash equal to (A) if there shall be a Net Book Value Shortfall, the Escrow Amount (together with interest thereon as specified in Section 1.05 below), and (B) if there shall be a Net Book Value Difference, the lesser of (1) the amount of Net Book Value Difference (together with interest thereon as specified in Section 1.05 below) as set forth in such final certificate, award or determination or (2) the Escrow Amount (together with interest thereon as specified in Section 1.05 below) then held by the Escrow Agent. A judgment, award or determination (other than a determination pursuant to Section 2.05 of the Stock Purchase Agreement) shall not be deemed to be final for purposes of this Agreement until the time within which an appeal may be taken therefrom has expired and no appeal has been taken, or until the entry of a judgment, award or determination from which no appeal may be taken.

     The Sellers Representative and the Purchaser agree to deliver the joint or counterpart written notice referred to in clause (i) above on the Determination Date.

     SECTION 1.04 Investment of Escrow Amount. (a) The Escrow Amount shall be invested by the Escrow Agent in securities which are treasury bills of the United States Government with a maturity date not longer than 45 days from the date of purchase.

          (b) Whenever the Escrow Agent shall be required to deliver any portion of the Escrow Amount to the Purchaser pursuant to Section 1.03, the Escrow Agent shall liquidate the securities held hereunder in order to make the delivery required by Section 1.03. The Escrow Agent shall not be liable for any diminution in the Escrow Amount due to losses resulting from investments or their liquidation.

     SECTION 1.05 Termination of Escrow. (a) If there shall be a Net Book Value Increase, the escrow shall terminate on the Determination Date. If there shall be a Net Book Value Shortfall, the escrow shall terminate on the date on which the Purchaser shall have been paid the Escrow Amount. If there shall be a Net Book Value Difference, the escrow shall terminate on the date on which the Purchaser shall have been paid out of the Escrow Amount an amount equal to the lesser of (i) the Escrow Amount or (ii) such Net Book Value Difference, as the case may be. In any such event, any interest earned on the Escrow Amount shall be paid to the Purchaser and the Sellers, pro rata according to the percentage of the Escrow Amount payable to them as set forth in a joint written notice from the Purchaser and the Sellers Representative to the Escrow Agent.

          (b) Upon termination of the escrow, the Escrow Agent shall distribute to each Seller, Equity Award Unit Holder and Option Holder a portion of the Escrow Amount remaining in the escrow account (after any disbursements required to be made to Purchaser pursuant to Section 1.05(a) above) based on the percentage set forth opposite their names on Exhibit A hereto.

          (c) Any cash funds to be disbursed by the Escrow Agent shall be sent by wire transfer of immediately available funds to the account or accounts designated by each Seller, Equity Award Unit Holder and Option Holder or Purchaser, as the case may be, not less than two business days prior to the termination of the escrow. If no such wire transfer instructions are provided, any cash funds to be disbursed by the Escrow Agent will be disbursed by official bank or cashier's check made payable to such party and sent by overnight courier to such party's address as listed in the Stock Purchase Agreement, unless other arrangements reasonably satisfactory to the Escrow Agent are made.

                                  ARTICLE II
                                 ESCROW AGENT

     SECTION 2.01 Escrow Agent Fees and Expenses. The Escrow Agent's fee for serving as the Escrow Agent hereunder shall be payable by the Purchaser and shall be as agreed between them in writing. Further, the Escrow Agent shall be reimbursed by the Purchaser for all reasonable expenses (including attorneys' fees and expenses) incurred by the Escrow Agent in the performance of its duties hereunder.

     SECTION 2.02 Scope of Undertaking. The Escrow Agent's duties and responsibilities in connection with this Agreement shall be purely ministerial and shall be limited to those expressly set forth in this Agreement. The Escrow Agent is not a principal, participant or beneficiary in any transaction underlying this Agreement and shall have no duty to inquire beyond the terms and provisions hereof. The Escrow Agent shall have no responsibility or obligation of any kind in connection with this Agreement and shall not be required to deliver the property held in the escrow or any part thereof or take any action with respect to any matters that might arise in connection therewith, other than to hold and deliver the property as herein provided. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that the Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility other than as set forth herein and, accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the other parties or either of them. The Escrow Agent shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 2.03 below, its own wilful misconduct or gross negligence. It is the intention of the parties hereto that the Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. Notwithstanding anything herein to the contrary, the Escrow Agent shall have no obligation to file or prepare any tax returns or to prepare any other reports for any taxing authorities concerning the matters covered by this Agreement.

     SECTION 2.03 Reliance; Liability. The Escrow Agent may conclusively rely on, and shall not be liable for acting or refraining from acting upon, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to be genuine and what it purports to be and to have been signed or presented by the proper party or parties. The Escrow Agent shall be responsible for holding and disbursing the property held in the escrow pursuant to this Agreement; provided that in no event shall the Escrow Agent be liable for any lost profits, lost savings, or other special, exemplary, consequential or incidental damages, except to the extent such losses or damages are attributable to the gross negligence or wilful misconduct of the Escrow Agent; and provided further that the Escrow Agent shall have no liability for any loss or damage arising from any cause beyond its control, including, but not limited to, the following:

          (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees;

          (b) the act, failure or neglect of any other party or any agent or correspondent or any other person reasonably selected by Escrow Agent;

          (c) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or

          (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

In addition, the Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Agreement, the form or execution hereof or for the identity or authority of any person executing this Agreement or any part hereof.

     SECTION 2.04 Right of Interpleader. Should any controversy arise involving the parties hereto or any of them or any other person, firm or entity with respect to this Agreement, or should a substitute escrow agent fail to be designated as provided below, or if the Escrow Agent should be in doubt as to what action to take, the Escrow Agent shall have the right, but not the obligation, either to (a) withhold delivery of the property until the controversy is resolved, the conflicting demands are withdrawn, or its doubt is resolved or (b) institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the parties hereto. Should a petition for interpleader be instituted, or should the Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Agreement, then, as between the other parties on the one hand and the Escrow Agent on the other, the Purchaser agrees to reimburse the Escrow Agent for its reasonable attorneys' fees and expenses and any and all other expenses, losses, costs and damages of the Escrow Agent in connection with or resulting from such threatened or actual litigation.

     SECTION 2.05 Indemnification. Purchaser hereby agrees to indemnify the Escrow Agent, its officers, directors, employees and agents (each herein called an "Indemnified Party") against, and hold each Indemnified Party harmless from, any and all expenses, losses, costs and damages, including, without limitation, attorneys' fees, and claims, including, but not limited to, costs of investigation, litigation, arbitration, tax liability or loss on investments, suffered or incurred by any Indemnified Party in connection with or arising from or out of this Agreement, except such expenses, losses, costs, damages and claims as may result from the wilful misconduct or gross negligence of such Indemnified Party.

     SECTION 2.06 Resignation and Removal. The Escrow Agent may resign hereunder upon thirty (30) calendar days' prior notice to the other parties. Upon the effective date of such resignation, the Escrow Agent shall deliver the Escrow Amount at the time of such resignation to any substitute escrow agent designated by the other parties in writing. If the other parties fail to designate a substitute escrow agent within thirty (30) calendar days after the giving of such notice, the Escrow Agent may institute a petition for interpleader in any court of competent jurisdiction. The Escrow Agent's sole responsibility after such 30-day notice period expires shall be to hold such property and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery the Escrow Agent's obligations hereunder shall cease and terminate. The other parties may remove and replace the Escrow Agent by a writing signed by both Purchaser and Sellers and delivered to the Escrow Agent and the Escrow Agent shall deliver the escrow property at the time of such removal to any designated replacement Escrow Agent selected by the other parties.

          The provisions of this Article II shall survive the termination of this Agreement or the appointment of any successor escrow agent hereunder.

                                  ARTICLE III
                                 MISCELLANEOUS

     SECTION 3.01 Defined Terms. Capitalized terms used herein without definition shall have the respective meanings set forth in the Stock Purchase Agreement which is attached hereto as Exhibit B solely for the purpose of determining the meanings of such capitalized terms.

     SECTION 3.02 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by Escrow Agent, the Purchaser and Sellers.

     SECTION 3.03 Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

     (a)  if to the Purchaser, to:

               ACE Limited
               The ACE Building
               30 Woodbourne Ave.
               Hamilton HM08 Bermuda
               Telephone: (441) 295-5200
               Facsimile: (441) 295-5221

               Attention: Peter N. Mear
          with copies to:

               Mayer, Brown & Platt
               190 South LaSalle Street
               Chicago, IL  60603
               Telephone: (312) 701-7100
               Facsimile: (312) 701-7711

               Attention:  Edward S. Best

     (b) if to the Sellers, to the addresses listed for each Seller in Exhibit A to the Stock Purchase Agreement.

          with a copy to:

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, NY 10017
               Telephone: (212) 450-4000
               Facsimile: (212) 450-4800

               Attention: Carole Schiffman

     (c)   if to the Escrow Agent:

               The Bank of New York
               101 Barclay Street
               New York, New York  10286
               Telephone: (212) 815-7172
               Facsimile: (212) 815-7181

               Attention: Matthew Louis
                          Corporate Trust Officer
                          Insurance Trust and Escrow Unit - 12E

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

     SECTION 3.04 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     SECTION 3.05 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that no assignment of any rights or obligations shall be made by any party without the written consent of the other parties.

     SECTION 3.06 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     SECTION 3.07 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

     SECTION 3.08 Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     SECTION 3.09 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     SECTION 3.10 Consent to Jurisdiction; Jury Trial; Venue. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States sitting in the State of Delaware, in connection with any such dispute, litigation, action or proceeding arising out of or relating to this Agreement. The service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in any such court may be served on Purchaser, the Company or any Seller by mailing it a copy of such process or summons at its address set forth, and in the manner provided, in Section 3.03, with such service deemed effective on the fifteenth day after the date of such mailing. In addition, to the copy of such process or summons mailed as provided in the immediately preceding sentence, such party shall send an additional copy of such process or summons by overnight courier to the address set forth in Section 3.03.

          Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement and, to the fullest extent permitted by applicable law, any defense or objection it may now or hereafter have to the laying of venue of any proceeding under this Agreement brought in the courts of the State of Delaware or of the United States sitting in the State of Delaware and any claim that any proceeding under this Agreement brought in any such court has been brought in an inconvenient forum.

     SECTION 3.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first above written.


                                       ACE LIMITED

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       THE BANK OF NEW YORK

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       THE MORGAN STANLEY LEVERAGED
                                       EQUITY FUND II, L.P.
                                          By: Morgan Stanley Leveraged Equity
                                              Fund II Inc., as general partner

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       MELLON BANK N.A., solely in its capacity as Trustee for First Plaza Group Trust (as directed by General Motors Investment Management Corporation), and not in its individual capacity

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       LEEWAY & CO.
                                          By: State Street Bank & Trust Co., a
                                              partner

                                       By
                                         ----------------------------
                                         Name:
                                         Title:

                                       CHASE EQUITY ASSOCIATES, L.P.
                                         By: Chase Capital Partners, as
                                             general partner

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                       THE CHUBB CORPORATION

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                       THE PLYMOUTH ROCK
                                       COMPANY INCORPORATED

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                       CHESNEY LIMITED

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                       CRS III LIMITED

                                       By
                                         -------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT E

                       FORM OF OPINION OF MAPLES & CALDER

     1. Purchaser is a company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

     2. Purchaser has all requisite corporate power and authority to enter into the Agreement, the Escrow Agreement and the Option Agreement and to consummate the transactions contemplated by the Agreement, the Escrow Agreement and the Option Agreement. The execution and delivery of the Agreement, the Escrow Agreement and the Option Agreement by the Purchaser, the performance by the Purchaser of its obligations thereunder and the consummation of the transactions contemplated by the Agreement, the Escrow Agreement and the Option Agreement have been duly authorized by all necessary corporate action on the part of Purchaser. The Agreement, the Escrow Agreement and the Option Agreement have been duly executed and delivered by the Purchaser and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.


FORM OF OPINION OF MAYER, BROWN & PLATT AND APPLEBY, SPURLING & KEMPE

     1. Except for the consent of the Minister or in the case of the Option Agreement, compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no Consent is required on the part of the Purchaser in connection with the transactions contemplated by the Agreement or the Option Agreement, except those required by United States federal and state securities or "Blue Sky" laws and except where failure to obtain such Consent would not effect the ability of Purchaser to perform its obligations under the Agreement or consummate the transactions contemplated thereby.

                                                                       EXHIBIT F

                      FORM OF OPINION OF SELLER'S COUNSEL

     1. Upon the registration in the Register of Members of the Company of the transfer of the Shares to ACE Limited, ACE Limited will be the legal owner of the Shares [free of any adverse claim].

     2. Seller is a corporation, trust, limited liability, partnership or other similar entity duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of its organization.

     3. Seller has all requisite power and authority to enter into this Agreement, the Escrow Agreement and the Option Agreement and to consummate the transactions contemplated by the Agreement, the Escrow Agreement and the Option Agreement. The execution and delivery of the Agreement, Escrow Agreement and the Option Agreement by Seller, the performance by Seller of its obligations thereunder and the consummation of the transactions contemplated by the Agreement, the Escrow Agreement and the Option Agreement have been duly authorized by all necessary action on the part of Seller. The Agreement and the Escrow Agreement have been duly executed and delivered by Seller and constitute and, when executed and delivered in accordance with its terms, the Option Agreement will constitute, (in each case, assuming the due authorization, execution and delivery thereof by the other parties thereto) legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, subject with respect to enforceability to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, or similar laws now or hereafter affecting the enforcement of creditors' rights generally and to the availability of equitable remedies.

     4. Except for the consent of the Minister or in the case of the Option Agreement, compliance with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), no Consent is required as of the date hereof to be made or obtained by Seller in connection with the execution, delivery and performance of the Agreement or the Option Agreement or the consummation of the transactions contemplated by the Agreement or the Option Agreement, except where failure to obtain such Consent would not affect the ability of such Seller to perform its obligations under the Agreement or the Option Agreement or consummate the transactions contemplated thereby; provided that no opinion shall be given as to U.S. federal or state or Blue Sky laws or HSR.


                                      F-1